Exhibit 10.17

LEASE

BETWEEN

ES EAST ASSOCIATES, LLC (LANDLORD)

AND

AMYRIS BIOTECHNOLOGIES, INC. (TENANT)

EMERYSTATION EAST

Emeryville, California

		Page(s)

ARTICLE 1	BASIC LEASE PROVISIONS	1

1.1	BASIC LEASE PROVISIONS	1

1.2	ENUMERATION OF EXHIBITS AND RIDER	6

1.3	DEFINITIONS	6

ARTICLE 2	PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING	12

2.1	LEASE OF PREMISES	12

2.2	TEMPORARY PREMISES	12

2.3	PILOT PLANT	13

2.4	TERM	14

2.5	FAILURE TO GIVE POSSESSION	15

2.6	CONDITION OF PREMISES	16

2.7	PARKING	16

2.8	RENEWAL OPTION	17

2.9	LEASE AT 5980 HORTON STREET (“EXISTING LEASE”) AND SUBLEASE AT 5915 HOLLIS STREET (“EXISTING SUBLEASE”)	19

2.10	EXPANSION RIGHT	20

2.11	SECOND FLOOR RIGHT OF FIRST REFUSAL	22

2.12	FIRST FLOOR RIGHT OF FIRST OFFER	23

2.13	OPTION TO TERMINATE	24

ARTICLE 3	RENT	25

3.1	PAYMENT OF RENT	25

3.2	SERIES B FINANCING	25

ARTICLE 4	RENT ADJUSTMENTS AND PAYMENTS	25

4.1	RENT ADJUSTMENTS	25

4.2	STATEMENT OF LANDLORD	26

4.3	BOOKS AND RECORDS	26

4.4	TENANT OR LEASE SPECIFIC TAXES	27

ARTICLE 5	SECURITY DEPOSIT	27

ARTICLE 6	SERVICES	28

6.1	LANDLORD’S GENERAL SERVICES	28

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(continued)

		Page(s)

6.2	ELECTRICAL SERVICES	29

6.3	ADDITIONAL AND AFTER HOUR SERVICES	30

6.4	TELEPHONE SERVICES	30

6.5	DELAYS IN FURNISHING SERVICES	31

6.6	CHOICE OF SERVICE PROVIDER	32

6.7	SIGNAGE	32

6.8	GARAGE STORAGE	33

6.9	ROOF TOP COMMUNICATIONS EQUIPMENT	33

ARTICLE 7	POSSESSION, USE AND CONDITION OF PREMISES	34

7.1	POSSESSION AND USE OF PREMISES	34

7.2	LANDLORD ACCESS TO PREMISES; APPROVALS	44

7.3	QUIET ENJOYMENT	45

ARTICLE 8	MAINTENANCE	45

8.1	LANDLORD’S MAINTENANCE	45

8.2	TENANT’S MAINTENANCE	46

ARTICLE 9	ALTERATIONS AND IMPROVEMENTS	46

9.1	TENANT ALTERATIONS	46

9.2	LIENS	48

9.3	EQUIPMENT LEASING AND FINANCING	48

ARTICLE 10	ASSIGNMENT AND SUBLETTING	49

10.1	ASSIGNMENT AND SUBLETTING	49

10.2	RECAPTURE	50

10.3	EXCESS RENT	51

10.4	TENANT LIABILITY	51

10.5	ASSUMPTION AND ATTORNMENT	52

10.6	PROCESSING EXPENSES	52

ARTICLE 11	DEFAULT AND REMEDIES	52

11.1	EVENTS OF DEFAULT	52

11.2	LANDLORD’S REMEDIES	53

11.3	ATTORNEY’S FEES	55

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(continued)

		Page(s)

11.4	BANKRUPTCY	56

11.5	LANDLORD’S DEFAULT	57

ARTICLE 12	SURRENDER OF PREMISES	57

12.1	IN GENERAL	57

12.2	LANDLORD’S RIGHTS	58

ARTICLE 13	HOLDING OVER	58

ARTICLE 14	DAMAGE BY FIRE OR OTHER CASUALTY	58

14.1	SUBSTANTIAL UNTENANTABILITY	58

14.2	INSUBSTANTIAL UNTENANTABILITY	59

14.3	RENT ABATEMENT	59

14.4	WAIVER OF STATUTORY REMEDIES	60

ARTICLE 15	EMINENT DOMAIN	60

15.1	TAKING OF WHOLE OR SUBSTANTIAL PART	60

15.2	TAKING OF PART	60

15.3	COMPENSATION	61

ARTICLE 16	INSURANCE	61

16.1	TENANT’S INSURANCE	61

16.2	FORM OF POLICIES	61

16.3	LANDLORD’S INSURANCE	62

16.4	WAIVER OF SUBROGATION	62

16.5	NOTICE OF CASUALTY	63

ARTICLE 17	WAIVER OF CLAIMS AND INDEMNITY	63

17.1	WAIVER OF CLAIMS	63

17.2	INDEMNITY BY TENANT	64

17.3	INDEMNITY BY LANDLORD	64

ARTICLE 18	RULES AND REGULATIONS	65

18.1	RULES	65

18.2	ENFORCEMENT	65

ARTICLE 19	LANDLORD’S RESERVED RIGHTS	65

ARTICLE 20	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	66

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(continued)

		Page(s)

20.1	IN GENERAL	66

20.2	ENFORCEMENT	66

ARTICLE 21	RESERVED	67

ARTICLE 22	REAL ESTATE BROKERS	67

ARTICLE 23	MORTGAGEE PROTECTION	67

23.1	SUBORDINATION AND ATTORNMENT	67

23.2	MORTGAGEE PROTECTION	68

ARTICLE 24	NOTICES	68

ARTICLE 25	MISCELLANEOUS	69

25.1	LATE CHARGES	69

25.2	NO JURY TRIAL; VENUE: JURISDICTION	70

25.3	DISCRIMINATION	70

25.4	OPTION	70

25.5	AUTHORITY	70

25.6	ENTIRE AGREEMENT	71

25.7	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	71

25.8	EXCULPATION	71

25.9	ACCORD AND SATISFACTION	71

25.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING	71

25.11	BINDING EFFECT	72

25.12	CAPTIONS	72

25.13	TIME; APPLICABLE LAW; CONSTRUCTION	72

25.14	ABANDONMENT	72

25.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES	73

25.16	SECURITY SYSTEM	73

25.17	NO LIGHT, AIR OR VIEW EASEMENTS	73

25.18	RECORDATION	73

25.19	SURVIVAL	73

25.20	RIDERS	73

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LEASE

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

EmeryStation East
5885 Hollis Street
Emeryville, California 94608

(2)	LANDLORD AND ADDRESS:

ES East Associates, LLC
1120 Nye Street, Suite 400
San Rafael, California 94901

(3)	TENANT AND CURRENT ADDRESS:

(a)	Name: Amyris Biotechnologies, Inc.
(b)	State of incorporation: California

Notices to Tenant shall be addressed:

Prior to the Commencement Date:

Amyris Biotechnologies, Inc.
5980 Horton Street
Emeryville, California 94608
Attention: President

with a copy to:

Amyris Biotechnologies, Inc.
5980 Horton Street
Emeryville, California 94608
Attention: General Counsel

On and after the Commencement Date:

At the Premises Attention: President

with a copy to:

At the Premises
Attention: General Counsel

(4)         DATE OF LEASE: as of August 22, 2007

(5)        LEASE TERM:     Ten (10) years, subject to extension or early termination as provided herein.

(6)        PROJECTED COMMENCEMENT DATE:   April 23, 2008; provided, however, that such date is based upon certain assumptions specified in the Project Schedule set forth as Schedule 2 to Exhibit C (i.e., the period for the issuance of permits and the anticipated construction period for the Tenant Improvements), and such date shall be adjusted to the extent such Project Schedule is adjusted to reflect the actual period for issuance, of permits and the Contractor’s actual anticipated construction period for the Tenant Improvements (but not for delays in the preparation of Design Documents or Construction Drawings resulting from the failure of either Landlord or Tenant to provide information or review documents in accordance with the Project Schedule, but the Project Schedule shall be adjusted in the event the Design Group does not meet the timeframes set forth in the Project Schedule for the preparation of the Design Documents or the Construction Drawings through no fault of Landlord or Tenant) and shall also be adjusted to reflect the actual time for receipt and evaluation of bids, such adjustment to be confirmed by Landlord and Tenant in writing following the determination thereof, which determination shall be made at the time the Contractor for the Tenant Improvements is selected pursuant to the terms of the Workletter.

(7)        EXPIRATION DATE:   The last day of the 120th calendar month following the Commencement Date.

(8)        MONTHY BASE RENT:

PERIOD	MONTHLY BASE RENT	RATE/RSF
Months 1 -9 1/2*	$110,384.17	—
Months 9 1 /2 -12	$220,768.34	—
Months 13-24	$252,656.70	$3.57
Months 25-36	$260,236.40	$3.68
Months 37-48	$268,043.50	$3.79
Months 49-60	$276,084.80	$3.90
Months 61-72	$284,367.35	$4.02
Months 73-84	$292,898.37	$4.14
Months 85-96	$301,685.32	$4.26
Months 97-108	$310,735.88	$4.39
Months 109-120	$320,057.95	$4.53

The foregoing Monthly Base Rent shall be subject to increase to the extent and as provided for in Section 1.1(17) with respect to the amortization of the Additional Tenant Improvement Allowance. *See the definition of “Lease Year” below and Section 3.1 regarding the proration of Monthly Base Rent for any partial calendar month at the beginning of the first Lease Year.

Commencing on the Commencement Date, Tenant shall pay Tenant’s Share of all Operating Expenses and Taxes, in addition to the Monthly Base Rent.

Deferred Base Rent; Landlord Loan:   Notwithstanding the foregoing, at any time prior to the Commencement Date, Tenant may elect by written notice to Landlord to defer a portion of the Monthly Base Rent due under this Lease during the first thirty-six (36) months of the Term (the “Monthly Base Rent Deferral Period”), such portion being $0.60 per square foot of the Premises per month (i.e., $42,414.60 per month) (the “Monthly Deferral Amount”).

Such deferral of Monthly Base Rent shall be deemed to be a loan from Landlord to Tenant (the “Deferred Rent Loan”), with each Monthly Deferral Amount being deemed an advance under the Deferred Rent Loan made as of the first day of the month in which such Monthly Deferral Amount would otherwise be due and payable by Tenant as Monthly Base Rent owing hereunder. Except as otherwise provided below, no payment under the Deferred Rent Loan shall be due during the Monthly Base Rent Deferral Period.

Commencing on the first day of the thirty-seventh (37th) month of the Term, and continuing on the first day of each month thereafter to and including the first day of the sixtieth (60th) month of the Term (the “Deferred Rent Loan Final Payment Date”), the Deferred Rent Loan shall be due and payable in twenty-four (24) equal monthly installments in the amount of $65,035.72 (each a “Deferred Rent Loan Payment”) (Landlord and Tenant hereby acknowledge that the amount of each such Deferred Rent Loan Payment includes an “interest” factor of $0.02 per square foot), each of which Deferred Rent Loan Payments shall be an obligation of Tenant to Landlord separate and apart from, and in addition to, the Monthly Base Rent amount payable hereunder by Tenant for such month. The Deferred Rent Loan may be prepaid by Tenant in whole or in part (in one or more increments of $65,035.72), at any time and from time to time prior to the Deferred Rent Loan Final Payment Date. Any partial prepayment of the Deferred Rent Loan shall be applied to the last installment payment(s) of the Deferred Rent Loan. In the event of any monetary Default by Tenant under this Lease, there shall be no further deferral of Monthly Base Rent allowed hereunder (in the event that such monetary Default occurs during the Monthly Base Rent Deferral Period); and in any case in the event of a monetary Default by Tenant under this Lease, the outstanding balance of the Deferred Rent Loan shall become immediately due and payable without notice or demand by Landlord. In the event Tenant fails to make any Deferred Rent Loan Payment when due under the Deferred Rent Loan, such unpaid amount shall bear interest at the Default Rate until paid. In addition, the then outstanding balance of the Deferred Rent Loan shall be due and payable upon the termination of this Lease, if this Lease terminates for any reason prior to the Deferred Rent Loan Final Payment Date. For purposes hereof, if at any time the outstanding balance of the Deferred Rent Loan becomes due and payable pursuant to any of the foregoing provisions, such outstanding balance shall be determined by including therein the $0.02 per square foot interest factor noted above (i.e., for each three (3) Monthly Deferral Amounts that remain outstanding at such time, such outstanding principal balance shall be deemed to equal the amount of two (2) Deferred Rent Loan Payments, with appropriate proration for that portion of the outstanding Monthly Deferral Amounts equal to less than three (3) Monthly Deferral Amounts) together with any accrued but unpaid interest at the Default Rate, as provided for above; provided, however, that in no event shall Landlord be entitled to any such interest to the extent that the amount thereof would be in violation of any applicable usury law.

In the event Tenant elects such deferral of Monthly Base Rent as provided for above, Tenant shall deliver to Landlord, on or before the Commencement Date and on or before the first day of each quarterly (3-month) period thereafter during the Monthly Base Rent Deferral Period, a Letter of Credit as security for the payment of the Deferred Rent Loan (each such Letter of Credit being referred to as a “Deferred Rent Letter of Credit”). The amount of each such Deferred Rent Letter of Credit shall be equal to the amount of $130,071.44 (i.e., two (2) monthly Deferred Rent Loan Payments), based upon the assumption that the Monthly Deferral Amount will be deferred each month during the Monthly Base Rent Deferral Period and the Deferred Rent Loan will be repaid in twenty-four (24) equal monthly installments as provided for above. In the event Tenant fails to deliver any Deferred Rent Letter of Credit within five (5) days after written notice from Landlord of such failure, such failure shall constitute a monetary Default by Tenant with respect to the Deferred Rent Loan, in which case (a) no further deferral of Monthly Base Rent shall be allowed hereunder, and (b) the outstanding balance of the Deferred Rent Loan shall become immediately due and payable without notice or demand by Landlord. In the event that Tenant fails to make a Deferred Rent Loan Payment, or otherwise fails to pay the Deferred Rent Loan at any time the same shall become due and payable hereunder, within five (5) days after written notice from Landlord of such failure, such failure by Tenant shall constitute a monetary Default by Tenant under this Lease; and in such case Landlord may draw upon the Deferred Rent Letters of Credit up to the total amount due under the Deferred Rent Loan. One Deferred Rent Letter of Credit shall be released to Tenant immediately following Tenant’s (i) payment of the second Deferred Rent Loan Payment, and (ii) payment of every second Deferred Rent Loan Payment thereafter.

(9) RENTABLE AREA OF THE PREMISES:   70,691 rentable square feet, comprised of 36,031 rentable square feet on the first floor (Suite 100) and 34,660 rentable square feet on the second floor of the Building (Suite 200)

(10)	SUITE NUMBERS: 100 and 200

(11)	SECURITY DEPOSIT: $735,893.31

The Security Deposit shall be paid by Tenant to Landlord within two (2) business days after the Date of Lease by cash or a Letter of Credit.

(12)

TENANT’S USE OF PREMISES:   General office and administration, and all legally permitted functions of a life science or research and development company, including chemistry labs, biology labs, fuel development and related uses.

(13)	PARKING:

(A)        Two (2) spaces per 1,000 rentable square feet of the Premises (i.e., 142 spaces based on 70,691 rentable square feet) consisting of 132 unreserved parking spaces and 10 reserved parking spaces in the Building garage.

(B)        One (1) space per 1,000 rentable square feet of the Premises (i.e., 71 spaces based on 70,691 rentable square feet) of unreserved parking spaces in the Terraces garage (5855 Horton Street), the Heritage Square surface lot (6121 Hollis Street) and/or other lots or structures in the vicinity of the Building owned or controlled by Landlord or its affiliates (the “Offsite Parking”).

The total number of parking spaces shall not exceed 3 spaces per 1,000 square feet of the Premises.

In addition, Tenant may purchase guest parking validation for its visitors using the parking facilities serving the Project at the same discount rates available to Tenant for its parking in the Building, as set forth in Section 2.7.

(14)    GARAGE STORAGE FEE (if applicable pursuant to Section 6.8(e)): $1.00 industrial gross per month per usable square foot of the Garage Storage Area made available by Landlord to Tenant pursuant to Section 6.8(e), increased annually by 3%. Without limitation of the foregoing, no Operating Expenses or Taxes shall be payable in connection with Tenant’s use of the Garage Storage Area.

(15)	BROKERS:

Landlord’s Broker:

Cornish & Carey Commercial
5980 Horton Street
Emeryville, California 94608

Tenant’s Broker:

Aegis Realty Partners
130 Webster Street
Oakland, California 94607

(16)     BASIC TENANT IMPROVEMENT ALLOWANCE: $8,836,375.00 ($125.00 per rentable square foot of the Premises).

(17)     ADDITIONAL TENANT IMPROVEMENT ALLOWANCE:

In addition to the Basic Tenant Improvement Allowance specified in Section 1.1(16) above, Landlord shall provide an additional tenant improvement allowance to Tenant (the “Additional Tenant Improvement Allowance”) in an amount equal to fifty percent (50%) of the Additional Tenant Improvement Allowance Applicable Portion, as determined in accordance with Section 4 of the Workletter. In no event shall the Additional Tenant Improvement Allowance exceed a maximum of $1,767,275.00 (i.e., $25.00 per rentable square foot of the Premises).

The amount of the Additional Tenant Improvement Allowance funded by Landlord shall be amortized in equal monthly installments payable by Tenant over the initial ten (10) year Term of the Lease, at an annual interest rate of 9.5%, compounded monthly, with such monthly payments to commence on the Commencement Date and continuing on the first day of each month thereafter during the initial ten (10) year Term of the Lease; and the Monthly Base

Rent owing hereunder shall be increased by the amount of such monthly amortization payments due hereunder (such monthly amortization payments being referred to herein as the “Additional Tenant Improvement Allowance Monthly Payments”). For example, if the Additional Tenant Improvement Allowance funded by Landlord is $1,767,275.00, then, in addition to the Monthly Base Rent amount specified in Section 1.1(8) above, Tenant would owe an Additional Tenant Improvement Allowance Monthly Payment equal to $22,868.11 per month during the initial ten (10) year Term of the Lease.

1.2	ENUMERATION OF EXHIBITS AND RIDER

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A:   Plan of Premises

EXHIBIT A-1:   Garage Storage Area

EXHIBIT B:   Workletter Agreement

EXHIBIT C-1:   Laboratory Rules and Regulations

EXHIBIT C-2:   Rules and Regulations

EXHIBIT D:   Base Building Description

RIDER 1:   Commencement Date Agreement

RIDER 2:   Form of Letter of Credit

SCHEDULE 1:   Summary of Existing Tenants Rights to Available Premises

1.3	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE:   Any corporation or other business entity that is owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

BUILDING:   The building located at the address specified in Section 1.1(1). The Building may include office, lab, retail and other uses.

COMMENCEMENT DATE:   The date specified in Section 2.4.

COMMON AREAS:   All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION WORK:   Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE:   Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

EXPIRATION DATE:   The date specified in Section 1.1(7).

FORCE MAJEURE:   Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

INDEMNITEES:   Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers and employees.

LAND:   The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK:   The construction and installation of improvements to the Premises to be furnished by Landlord, as specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW:   All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE:   This instrument and all exhibits and riders attached hereto.

LEASE YEAR:   The twelve month period beginning on the Commencement Date and each subsequent twelve month, or shorter (if applicable), period until the Expiration Date; provided that, if the Commencement Date occurs on a date other than the first day of a calendar month, the first Lease Year shall be deemed to include such partial calendar month and the twelve full calendar months thereafter. The proration of Monthly Base Rent for any such partial calendar month during which the Commencement Date occurs shall be as set forth in Section 3.1.

LETTER OF CREDIT:   An unconditional, irrevocable sight draft letter of credit, drawable in the San Francisco Bay Area, issued by a national bank reasonably satisfactory to Landlord (provided that Landlord hereby approves Silicon Valley Bank as an acceptable issuer of a Letter of Credit), naming Landlord as beneficiary and otherwise in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be for a one (1) year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder; (ii) that if Tenant fails to pay any Rent due under the Lease (or a Deferred Rent Loan Payment pursuant to Section 1.1(8)) after applicable notice and cure periods, if any, with respect to any provision of the Lease, Landlord may at its sole option draw upon the Letter of Credit in an amount sufficient to cure such failure by Tenant, and the bank will honor a sight draft of Landlord accompanied only by a statement of Landlord that it has the right to draw upon the Letter of Credit pursuant to the terms of the Lease or the Tenant has filed a petition of bankruptcy; (iii) that notwithstanding such statement, the bank shall honor such draw without inquiry and the bank shall not have the authority, ability, right or discretion to inquire as to the basis for such statement; (iv) that in the event of Landlord’s assignment or other transfer of its interest in the Lease, the Letter of Credit shall be freely transferable by Landlord, one or more times, without charge and without recourse to the Landlord or the assignee or transferee of such interest; (v) that the Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 revisions), International Chamber of Commerce Publication No. 600; (vi) that the Letter of Credit will be automatically renewed upon the expiration of its term for additional one (1) year periods, not to extend beyond sixty (60) days after the Expiration Date of the Lease; and (vii) that if the bank does not confirm the extension of the Letter of Credit at least thirty (30) days prior to the relevant annual expiration date or if Tenant does not substitute a replacement Letter of Credit by such date, or if a monetary Default occurs under the Lease, Landlord shall be entitled to draw on the Letter of Credit and to hold and apply such funds as an additional Security Deposit in accordance with the terms of the Lease. A Letter of Credit substantially in the form of Rider 2 attached hereto shall be deemed to satisfy the foregoing requirements.

MONTHLY BASE RENT:   The monthly rent specified in Section 1.1(8), as such amount may be increased pursuant to the terms of Section 1.1(17) hereof.

MORTGAGEE:   Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS:   New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES:   All reasonable costs, expenses and disbursements of every kind and nature which Landlord incurs in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Property (including, without limitation, (1) property management fees not to exceed an amount equal to 3.5% of gross revenues of the Property (“Management Fee Cap”); (2) costs and expenses of any capital expenditure or improvement, amortized over the useful life of the applicable capital expenditure or improvement, as reasonably determined by Landlord, together with interest thereon on the unamortized costs at the lower of the rate incurred by Landlord to finance such capital expenditure or improvement or the Default Rate, which capital expenditure or improvement (a) is made to the Property after the Commencement Date in order to comply with Laws enacted after the Commencement Date and which was not required to be made prior to such enactment, or (b) is installed for the purpose of reducing or controlling Operating Expenses; (3) the costs of changing utility service providers); and (4) the cost of operating a fitness center (currently such fitness center is located in the EmeryStation I building) for the benefit of the Project, as reasonably determined by Landlord. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except as expressly permitted above in the definition of “Operating Expenses”), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (x) management fees in excess of the Management Fee Cap, (xi) Landlord’s general corporate overhead, (xii) reserves, (xiii) except for routine monitoring, costs associated with mold or any Hazardous Materials which are not the responsibility of Tenant hereunder, (xiv) any costs, fines or penalties incurred due to violations by Landlord of this Lease or any other lease of the Property, or due to the gross negligence or willful misconduct of Landlord or any Indemnitee, (xv) overhead profit increments paid to Landlord’s subsidiaries or affiliates for services on or to the Building or the Property or for supplies or other materials to the extent the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis (excluding, however, the property management fee, which is subject to the Management Fee Cap), (xvi) the cost of correcting any defect in the design or construction of the Building or the Common Areas, (xvii) costs of repairs (including capital repairs) necessary as a result of a casualty, except for commercially reasonable deductible amounts (if such deductible amounts pertain to capital expenditures, they shall be amortized over the useful life of the item(s) being repaired with interest at the rate specified in clause (2) above, and such amortization amount shall be included as an Operating Expense hereunder), (xviii) damage and repairs covered under any insurance policy carried by, or required to be carried pursuant to this Lease by, Landlord in connection with the Building or the Property, (xix) the cost of any service provided to any tenant (including Tenant) for which Landlord is entitled to reimbursement from such tenant directly and not as an Operating Expense, and (xx) the cost of any services provided to other tenants and not provided to Tenant. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord’s reasonable discretion, allocable solely to either the lab, office or retail portion of the Building shall be equitably allocated by Landlord between such uses.

PREMISES:   The space located in the Building at the Suite Numbers listed in Section 1.1(10) and depicted on Exhibit A attached hereto (as the same may be increased by Tenant’s exercise of the Expansion Right provided for in Section 2.10 below).

PROJECT or PROPERTY:   The Project consists of the office and lab/research building with ground floor retail space located at the street address specified in Section 1.1(1) in Emeryville, California, the parking garage in the Building, such associated surface parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

REAL PROPERTY:   The Property excluding any personal property.

RENT:   Collectively, Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits, Additional Tenant Improvement Allowance Monthly Payments, if applicable, Garage Storage Fee, if applicable, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT:   Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT:   An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable calendar year (or partial calendar year) during the Term. On or before the Commencement Date and with each Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such calendar year (or partial calendar year). Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first calendar year (or partial calendar year), Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during each year throughout the Term.

RENTABLE AREA OF THE PREMISES:   The amount of square footage set forth in Section 1.1(9). The Rentable Area of the Premises and the Building or Project shall not be revised during the Term except to reflect a physical expansion or reduction of the Premises, Building and/or Project, as the case may be. The Rentable Area of the Building as of the Date of Lease is 247,615 rentable square feet (comprised of 243,841 rentable square feet of laboratory/office space and 3,774 rentable square feet of retail space).

SECURITY DEPOSIT:   The amount specified in Section 1.1(11) to be deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS:   Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION:   The substantial completion of the Landlord Work, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done, as evidenced by (i) Landlord’s delivery to Tenant of the written final inspection of the Landlord Work by the City of Emeryville which confirms that Tenant is permitted to occupy the Premises (as improved by the Landlord Work), and (ii) the issuance of a certificate of substantial completion by the Architect (as identified in the Workletter),

TAXES:   All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all reasonable, out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes (but not to exceed the amount of such refund or reduction reasonably estimated to be realized therefrom). Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include (i) any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes, (ii) any documentary transfer taxes, or (iii) interest or penalties resulting from Landlord’s failure to pay Taxes in a timely manner.

TENANT ALTERATIONS:   Any alterations, improvements, additions, installations or construction by or on behalf of Tenant in or to the Premises or to any Building systems serving the Premises (excluding the Landlord Work). Tenant Alterations shall not include any of Tenant’s trade fixtures, equipment, inventory and/or personal property.

TENANT DELAY:   Any delay in the Substantial Completion of the Landlord Work by the Projected Commencement Date to the extent caused by:

(1)        any Change Order (as defined in the Workletter) requested or made by Tenant;

(2)        Tenant’s failure to submit plans, supply information, approve plans, specifications or estimates, or give authorizations within the applicable time periods specified in the Workletter;

(3)        Tenant’s failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense, pursuant to the terms of, and within the applicable time periods specified in, the Workletter;

(4)        the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(5)        any other event expressly identified as a Tenant Delay in the Workletter.

TENANT’S SHARE:   The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time. Tenant acknowledges that the Rentable Area of the Premises and/or Rentable Area of the Building may change during the Term; provided, however, that the determination of Tenant’s Share at any time shall be subject to the limitation specified in the definition of the term “Rentable Area of the Premises,” as specified above.

TERM:   The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date (as the same may be accelerated by the Option to Terminate pursuant to Section 2.13 or extended by the First Renewal Term pursuant to Section 2.8).

TERMINATION DATE:   The Expiration Date (subject to acceleration pursuant to Section 2.13 or extension pursuant to Section 2.8) or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER:   The Agreement regarding the manner of completion of Landlord Work set forth on Exhibit B attached hereto.

ARTICLE 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1	LEASE OF PREMISES

(a)        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

(b)        In addition to Tenant’s non-exclusive right to use the Common Areas, Tenant shall have the non-exclusive right to use of the conference room currently located on the second floor of EmeryStation I and the fitness center currently located in EmeryStation I in accordance with the standard policy regulating such usage, and at the hourly or monthly rates for the use thereof, established by Landlord (or the owner or operator of the building in which any such facility is located) from time to time; provided, however, that during the two (2) year period commencing on the Date of Lease, Tenant may use the conference center for up to 10 hours per month at no hourly cost for such usage. Landlord reserves the right, in its sole discretion, to relocate the conference room and/or fitness center to the Building, EmeryStation North, Heritage Square or any other building in the vicinity of the Building that is owned or operated by Landlord or an affiliate of Landlord, or to discontinue the provision of a conference room and/or fitness center as an amenity of the Project.

2.2	TEMPORARY PREMISES

(a)        Prior to the Commencement Date, Landlord shall use commercially reasonable efforts to make available to Tenant up to 12,000 rentable square feet of temporary premises (the “Temporary Premises”). The Temporary Premises shall be located either in the Building and/or in other buildings located in Emeryville or Berkeley owned by entities affiliated with Landlord and may be located in one or more of such buildings. Notwithstanding the foregoing or any other provision of this Section 2.2, Landlord makes no representation or promise that any such Temporary Premises will be available at any time for Tenant’s use.

(b)        Within thirty (30) days after the Date of Lease, Tenant shall notify Landlord as to the amount of any laboratory Temporary Premises which it believes it will require, and thereafter Landlord and Tenant shall cooperate reasonably with each other and in good faith to address, within ten (10) days after Landlord’s receipt of such notice from Tenant, Tenant’s needs for laboratory Temporary Premises (including, without limitation, identifying the location of the laboratory Temporary Premises, the delivery date for the laboratory Temporary Premises, and the Base Rent for the laboratory Temporary Premises (subject to Section 2.2(d) below)). Landlord shall have no obligation hereunder to provide, and Tenant shall have no obligation hereunder to lease, any Temporary Premises (either laboratory space or Office Space) unless any such Temporary Premises are available and the terms thereof are mutually acceptable to Landlord and Tenant.

(c)        As part of the Temporary Premises, a suite of office space with cubicle office furniture in place may be available for lease in EmeryStation North, Emery Station or Heritage

Square (the “Office Space”). If available, such Office Space may be leased by Tenant at the rate of $2.75 fully serviced per rentable square foot per month. Landlord will notify Tenant from time to time during the period from the Date of Lease until January 31, 2008, of any then-available Office Space containing a minimum of 2,000 rentable square feet, and Tenant shall have ten (10) business days after receipt of such notice to elect to lease such Office Space at the rental rate set forth in this Section 2.2(c) and on the other terms of this Section 2.2 applicable to Office Space.

(d)        The Monthly Base Rent for any laboratory Temporary Premises shall be equal to the lesser of (i) an amount equal to $3.47 per rentable square foot of such laboratory Temporary Premises, or (ii) the fair market rental value of such laboratory Temporary Premises, as reasonably determined by Landlord and Tenant prior to the occupancy of such laboratory Temporary Premises. In addition to Monthly Base Rent, Tenant shall pay Tenant’s Share of Operating Expenses and Taxes for the applicable building(s) in which the laboratory Temporary Premises are located, based on the ratio of the rentable square feet of the laboratory Temporary Premises in the applicable building to the total rentable square feet in the applicable building.

(e)        The Temporary Premises (as built out for laboratory use or office space, as applicable) shall be delivered to Tenant in its “as is” condition and Landlord shall have no obligation to perform any tenant improvements or other alterations in the Temporary Premises.

(f)        The Temporary Premises shall be solely for use by Tenant, and Tenant’s occupancy of the Temporary Premises shall be subject to all of the terms and conditions of this Lease (to the extent applicable), and Tenant shall provide evidence of the insurance coverage required hereunder prior to occupying any portion of the Temporary Premises.

(g)        Within thirty (30) days after the Commencement Date, Tenant shall surrender and vacate the Temporary Premises in substantially the same condition in which the Temporary Premises were delivered to Tenant, subject to ordinary wear and tear, casualty, condemnation and Landlord’s repair obligations. If Tenant shall not so vacate, Tenant shall be a holdover tenant with respect to the Temporary Premises and shall be subject to Article 13 of this Lease.

(h)        Notwithstanding anything to the contrary in this Section 2.2, if, despite Landlord’s commercially reasonable efforts to deliver such space, Landlord fails to deliver exclusive possession of an increment of the Temporary Premises (including any laboratory space or Office Space) which Tenant has elected to lease pursuant to this Section 2.2 by the delivery date therefor agreed to by Landlord and Tenant, Tenant shall have the right to rescind its election to lease such increment of Temporary Premises and shall have no further obligation with respect thereto.

2.3	PILOT PLANT

Tenant is currently defining specifications for its Pilot Plant and will explore potential locations in Premises, Building and Project once the requirements have been defined. If Tenant decides it does not wish to locate the Pilot Plant in the Premises, Landlord and Tenant shall cooperate in good faith to explore possibilities for locating the Pilot Plant in properties owned by Landlord or its affiliates in the vicinity of the Project, including, without limitation, the Project’s south yard. In connection therewith, Landlord is willing to explore the potential acquisition of the adjacent gas station property; provided that Landlord shall not have any obligation to acquire such property and neither party shall have any obligation hereunder to enter into a lease with respect to such Pilot Plant.

2.4	TERM

(a)        The Commencement Date shall be the date determined as follows:

  (1)        If the Landlord Work is Substantially Complete on or before the Projected Commencement Date, then on the date which is the earlier to occur of: (a) the Projected Commencement Date (provided Landlord has delivered exclusive possession of the Premises to Tenant by such date), or (b) the date Tenant first occupies all or part of the Premises for the conduct of business; or

  (2)        If the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which Landlord delivers exclusive possession of the Premises to Tenant with the Landlord Work Substantially Complete.

(b)        If Landlord is delayed in Substantially Completing the Landlord Work by the Projected Commencement Date as a result of any Tenant Delay, then the Commencement Date shall be accelerated by one (1) day for each day of such Tenant Delay. If Landlord believes a Tenant Delay has occurred, Landlord shall notify Tenant in writing within two (2) business days after the occurrence of the event, action or inaction which constitutes the Tenant Delay and the known or anticipated extent of the Tenant Delay, and Tenant shall have the right within two (2) business days after receipt of such notice to cure the event, action or inaction before such event, action or inaction shall constitute a Tenant Delay; provided, however, that ten (10) business days shall be the maximum number of cure days available to Tenant for the cure of any such event(s), action(s) or inaction(s) constituting a Tenant Delay, after which Tenant shall not be entitled to any further cure periods with respect to Tenant Delays (provided, however, that Landlord shall continue to notify Tenant of the occurrence of any Tenant Delays).

(c)        Landlord shall provide Tenant with written notice of the date that is twenty-one (21) days prior to the date that Landlord reasonably anticipates that the Landlord Work will be Substantially Complete. Tenant shall be allowed access into the Premises from and after such date specified by Landlord in such notice for installation of furniture, fixtures, phone and cabling, provided that such early access shall not interfere with the completion of Landlord Work. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Base Rent, Additional Rent or other charges during such early entry period unless Tenant commences business operations in the Premises during such early entry period.

(d)        Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement (provided the same is accurate), then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.5	FAILURE TO GIVE POSSESSION

If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) despite Landlord’s commercially reasonable efforts in pursuing the same, the Landlord Work is not Substantially Complete, or (ii) for any other reason beyond Landlord’s reasonable control, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord in the condition required under this Lease, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. In the event of any dispute as to whether the Landlord Work is Substantially Complete, such dispute will be subject to resolution pursuant to the arbitration provision of Section 6 of the Workletter.

Notwithstanding the foregoing, if the Commencement Date (as determined pursuant to Section 2.4) has not occurred on or before the date that is thirty (30) days after the Projected Commencement Date (as such Projected Commencement Date is determined following the resolution of the assumptions specified in the Project Schedule set forth as Schedule 2 to Exhibit C hereto, as described in Section 1.1(6) above, and as such Projected Commencement Date shall be extended on a day-for-day basis for each day that the Commencement Date is delayed as a consequence of any events of Force Majeure ), Tenant, except as otherwise set forth in the next succeeding paragraph, as its sole remedy for such late delivery of the Premises (so long as Landlord has continued to use commercially reasonable efforts to pursue completion of the Tenant Improvements in the Premises), shall receive one (1) day of abatement of Monthly Base Rent for each day between such thirtieth (30th) day after such Projected Commencement Date (subject to the extension specified above) and the actual Commencement Date of this Lease, such Monthly Base Rent abatement to be applied to the first month(s) of Monthly Base Rent payable under this Lease, as specified in Section 1.1(8) above.

Notwithstanding the foregoing, if the Commencement Date (as determined pursuant to Section 2.4) has not occurred on or before the date that is one hundred eighty (180) days after the Projected Commencement Date (as such Projected Commencement Date is determined following the resolution of the assumptions specified in the Project Schedule set forth as Schedule 2 to Exhibit C hereto, as described in Section 1.1(6) above, and as such Projected Commencement Date shall be extended on a day-for-day basis for each day that the Commencement Date is delayed as a consequence of any events of Force Majeure ), then, in addition to the remedy set forth in the immediately preceding paragraph, Tenant shall have the right to terminate this Lease at any time thereafter upon ten (10) days’ notice to Landlord, in which case this Lease shall terminate as of the tenth (10th) after Landlord’s receipt of such notice from Tenant (including, if applicable, this Lease as it pertains to any Expansion Premises) unless the Commencement Date has occurred on or before such tenth (10th) day after Landlord’s receipt thereof; and in the event this Lease so terminates, any monies or deposits previously paid or delivered by Tenant to Landlord shall be promptly returned to Tenant, and neither party shall have any further obligations or liabilities hereunder. Further, in the event this Lease is so terminated, then any ROFR Space Lease entered into pursuant to Section 2.11, if any, and any lease of Available Premises entered into pursuant to Section 2.12, if any, shall also terminate as of the effective date of the termination of this Lease.

2.6	CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or Landlord’s delivery of possession of the Premises of any “punch list items” with respect to the Landlord Work or any patent defects claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Landlord shall proceed diligently to correct the items stated in such notice (and shall use commercially reasonable efforts to complete the correction of such items within thirty (30) days, to the extent such work can reasonably be accomplished within thirty (30) days). If Landlord disputes the existence of any such items, the decision of the Architect shall be final and binding on the parties, and Landlord shall proceed promptly after the decision of the Architect to correct such items in accordance with the immediately preceding sentence. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property in connection with Tenant’s occupancy has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant in “broom clean” condition and with all Building systems in good working order.

2.7	PARKING

During the Term, Tenant may use up to the number of spaces specified in Section 1.1(13) for parking at the standard prevailing monthly rates being charged from time to time by Landlord or its parking operator without regard to discounts provided to any other occupants of the Building (as of the Date of Lease, such prevailing rates in the Building garage are $100.00 per stall per month for unreserved parking and $135.00 per stall per month for reserved parking in the Building garage). Notwithstanding anything herein to the contrary, with respect to the parking spaces in the Building garage, (i) Tenant shall not be obligated to pay any charges for such parking during the first year of the Term, (ii) Tenant shall be obligated to pay 50% of the prevailing monthly rates for such parking during the second year of the Term, and (iii) Tenant shall be obligated to pay 100% of the prevailing monthly rates for such parking thereafter. In the event Tenant fails at any time to pay the full amount of such parking charges, and such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant, Tenant’s parking rights shall be reduced to the extent of Tenant’s failure to pay for any such parking. The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant’s parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all reasonable parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a reasonable charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage to the extent caused by persons or vehicles related to use of Tenant’s parking privileges. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section 2.7, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after notice from Landlord to Tenant.

2.8	RENEWAL OPTION

(a)        Tenant shall have the option to renew this Lease with respect to either (i) the initial Premises as depicted on Exhibit A attached hereto, or (ii) such initial Premises, plus (A) the Expansion Premises, if any, incorporated into the Premises pursuant to Section 2.10, and/or (B) any ROFR Space, if any, with respect to which the expiration of the term of the applicable ROFR Space Lease coincides with the Expiration Date of this Lease, for one (1) additional term of five (5) years (“Renewal Option”), commencing upon expiration of the Term (“Renewal Term”). The Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord not earlier than twelve (12) months nor later than nine (9) months prior to expiration of the Term, which notice shall specify whether the Renewal Option is being exercised with respect to the area described in clause (i) or clause (ii) of the preceding sentence. If Tenant properly exercises the Renewal Option, references in the Lease to the Term shall be deemed to mean the Renewal Term, unless the context clearly provides otherwise. The Renewal Option shall be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises the Renewal Option or on the date immediately preceding the commencement date of the Renewal Term a Default beyond the applicable cure period shall have occurred and be continuing hereunder.

(b)        If Tenant properly exercises the Renewal Option, then during the Renewal Term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the Renewal Term, including without limitation the obligation to pay Operating Expenses and Taxes, except that (i) Tenant shall take the Premises in their then “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (ii) during the Renewal Term the Monthly Base Rent payable by Tenant shall be 95% of the monthly Fair Market Rent during the Renewal Term as hereinafter set forth.

(c)        For purposes of this Section, the term “Fair Market Rent” shall mean the rental rate, additional rent adjustment and other charges and increases, if any, for space comparable in size, location and quality of the Premises under primary lease (and not sublease) to new or renewing tenants, for a comparable term with a tenant improvement allowance, if applicable and taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable buildings in Emeryville or Berkeley. The Fair Market Rent shall not take into account any Tenant Alterations paid for by Tenant.

(d)        If Tenant properly exercises the Renewal Option to extend the term of the Lease, Landlord, by notice to Tenant not more than thirty (30) days after Tenant’s exercise of the Renewal Option, shall indicate Landlord’s determination of 95% of the Fair Market Rent. Tenant, within thirty (30) days after date on which Landlord provides such notice of 95% of the

Fair Market Rent shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s acceptance of Landlord’s determination of 95% of the Fair Market Rent, or (ii) if Tenant disagrees with Landlords’ determination, provide Landlord with written notice of Tenant’s election to submit the Fair Market Rent to binding arbitration (the “Arbitration Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Arbitration Notice within such thirty (30) day period, Tenant shall have been deemed to have given the Binding Notice. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein.

(e)        If the parties are unable to agree upon the Fair Market Rent for the Premises within ten (10) days after Landlord’s receipt of the Arbitration Notice, Fair Market Rent as of commencement of the , Renewal Term shall be determined as follows:

  (1)        Within twenty (20) days after receipt of Landlord’s notice specifying Fair Market Rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Rent for the Premises for a term equal to the , Renewal Term from a broker or appraiser (“Tenant’s broker”) licensed in the State of California and engaged in the office and lab markets in Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, Landlord shall provide written notice thereof within ten (10) days after Landlord’s receipt of such determination and the Base Rent for the , Renewal Term shall be adjusted to an amount equal to 95% of the Fair Market Rent determined by Tenant’s broker. Landlord shall be deemed to have accepted Tenant’s determination if Landlord fails to respond within the ten (10) day period.

  (2)        If Landlord provides notice that it does not accept such determination, within twenty (20) days after receipt of the determination of Tenant’s broker, Landlord shall designate a broker or appraiser (“Landlord’s broker”) licensed in the State of California and possessing the qualifications set forth in (1) above. Landlord’s broker and Tenant’s broker shall name a third broker, similarly qualified and who is not then or has not previously acted for either party, within five (5) days after the appointment of Landlord’s broker (“Neutral Broker”).

  (3)        The Neutral Broker shall determine the Fair Market Rent for the Premises as of the commencement of the Renewal Term within fifteen (15) days after the appointment of the Neutral Broker by choosing the determination of the Landlord’s broker or the Tenant’s broker which is closest to its own determination of Fair Market Rent. The decision of the Neutral Broker shall be binding on Landlord and Tenant.

(f)        Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker in connection with such determination. The costs and fees of the Neutral Broker shall be paid one-half by Landlord and one-half by Tenant.

(g)        If the amount of the Fair Market Rent has not been determined pursuant to this Section 2.8 as of the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent in effect at the expiration of the initial Term until the amount of the Fair Market Rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand or Landlord shall credit any overage to Tenant.

(h)        If Tenant is entitled to and properly exercises its Renewal Option, upon determination of Fair Market Rent pursuant to this Section 2.8, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after determination of Fair Market Rent and, provided the same is accurate, Tenant shall execute and return the Renewal Amendment to Landlord within ten (10) days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

2.9	LEASE AT 5980 HORTON STREET (“EXISTING LEASE”) AND SUBLEASE AT 5915 HOLLIS STREET (“EXISTING SUBLEASE”)

(a)        Existing Lease Early Termination Date.   Tenant shall have until December 31, 2007 (“Notification Date”) to notify Landlord in writing whether it elects to modify the termination date of the Existing Lease as to Suite 405 and/or Suite 450 thereof to be the date that is (i) in the case of Suite 405, ten (10) days after the Commencement Date of this Lease, and (ii) in the case of Suite 450, thirty (30) days after the Commencement Date of this Lease (in each case, as applicable, the “Early Termination Date”).

  (1)        Terms and Conditions of Early Termination.   If Tenant elects the Early Termination Date with respect to the Existing Lease as to Suite 405 and/or Suite 450 thereof, the following terms and conditions shall apply:

(i)        Delivery to Landlord.   Tenant shall remove the following furniture, fixtures and equipment from the premises described in the Existing Lease: (A) Suite 405 -all furniture, office equipment and the glass café tables, and (B) Suite 450 - all furniture, office equipment and fermentation equipment, including all support structures and equipment, piping, floor mounts and other accessories related thereto (and Tenant shall repair any holes in and other damage to the floor or flooring in Suite 405 and Suite 450); and Tenant shall otherwise surrender each such Suite in its as-is condition and broom - clean on or before the applicable Early Termination Date.

(ii)        Prorations and Adjustments.   Tenant shall pay Monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes with respect to the Existing Lease pursuant to the terms of the Existing Lease through the Commencement Date of this Lease. Tenant shall have no obligation for Monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes from and after the Commencement Date of this Lease; provided that, if Tenant shall not vacate Suite 405 or Suite 450 on or before the applicable Early Termination Date, Tenant shall be a holdover tenant with respect to such Suite from and after the applicable Early Termination Date and shall be subject to Article 13 of the Existing Lease.

(iii)        No Release of Accrued Obligations.   Except as otherwise expressly provided herein, the Early Termination Date shall not: (a) be deemed to excuse or release either party from any obligation or liability, including, without limitation, any obligation or liability under provisions of the Existing Lease to indemnify, defend and hold harmless the other party, or with respect to any breach or breaches of the Existing Lease, which obligation or liability (i) first arises prior to the Early Termination Date or (ii) arises out of or is incurred in connection with events or other matters which took place prior to the Early Termination Date, or (b) affect any obligation under the Existing Lease which by its terms is intended to survive the expiration or sooner termination of the Existing Lease.

  (2)        Amendment of Existing Lease.   If Tenant exercises its right under this Section 2.9 to terminate the Existing Lease as to Suite 405 and/or Suite 450 thereof, the landlord under the Existing Lease and Tenant shall promptly execute an amendment of the Existing Lease incorporating the terms of this Section 2.9. The amendment to the Existing Lease shall provide that in the event Tenant exercises its termination right under Section 2.5 above, Tenant shall have the right to terminate the amendment to the Existing Lease and to restate the Existing Lease to its terms (including the original termination date) existing prior to the amendment.

(b)        Extension of Tenant’s Existing Sublease for 5915 Hollis Street

  (1)        Tenant presently sublets space in 5915 Hollis Street from Rocket Software (“Rocket”) pursuant to the Existing Sublease. The termination date of Rocket’s lease of space at 5915 Hollis Street and of the Existing Sublease is September 30, 2007.

  (2)        Notwithstanding the foregoing, Landlord and Tenant hereby agree to extend the term of the Existing Sublease as a direct lease between the landlord at 5915 Hollis Street (Landlord’s affiliate) and Tenant to the date ten (10) days after the Commencement Date of this Lease on the same terms and conditions and at the same Base Rent as is then being paid by Tenant pursuant to the Existing Sublease, except that no security deposit shall be due from Tenant pursuant to such direct lease between the landlord at 5915 Hollis Street and Tenant.

  (3)        Concurrent with the execution of this Lease, the landlord at 5915 Hollis Street and Tenant shall execute an amendment of the Existing Sublease incorporating the terms of this Section 2.9(b) and making such Existing Sublease a direct lease between such landlord and Tenant, effective as of October 1, 2007.

2.10	EXPANSION RIGHT

(a)        At any time prior to December 31, 2007, but not thereafter, Tenant shall have the right to notify Landlord (“Expansion Right”) that Tenant elects to incorporate the entire remaining portion of the second floor of the Building comprised of 20,880 rentable square feet (the “Expansion Premises”) into the Premises.

(b)        The Expansion Premises shall be incorporated into the Premises under the terms of this Lease, subject to the following:

(i)        The Monthly Base Rent for the Expansion Premises shall be the per square foot rate applicable to the initial Premises during the Term as specified in Section 1.1(8), except that (A) during the period from the commencement date of the Lease with respect to the Expansion Premises (the “Expansion Premises Commencement Date”) until the end of the Reduced Base Rent Proration Period (as defined below), the Monthly Base Rent for the Expansion Premises shall be $1.74 per rentable square foot of the Expansion Premises, and (B) if the Reduced Base Rent Proration Period ends prior to the end of the first Lease Year, the Monthly Base Rent for the Expansion Premises for the balance of the first Lease Year shall be

$3.47 per rentable square foot. As used herein, the “Reduced Base Rent Proration Period” shall be 0.079 times the number of months (including the fractional portion of a partial month) from the Expansion Premises Commencement Date to the stated Expiration Date of this Lease. Further, the terms of Section 1.1(8) regarding Deferred Base Rent shall not be applicable to the Expansion Premises.

(ii)        With respect to the Expansion Premises, the Basic Tenant Improvement Allowance provided for in Section 1.1(16) and the Additional Tenant Improvement Allowance provided for in Section 1.1(17) shall in each case be adjusted, as applied to the Expansion Premises, by multiplying the applicable Allowance by a fraction, the numerator of which is the number of months (including the fractional portion of a partial month) from the Expansion Premises Commencement Date to the stated Expiration Date of this Lease and the denominator of which is 120. Further, to the extent that Tenant does not utilize the full amount of the Basic Tenant Improvement Allowance applicable to the Expansion Premises, the remainder of such Allowance shall first be applied against (i.e., in reduction of) the amount of the Additional Tenant Improvement Allowance utilized by Tenant for the initial Premises (and the Additional Tenant Improvement Allowance Monthly Payments shall be reduced accordingly) and the balance of such unused amount, if any, shall be credited, in equal monthly installments (without interest) over the three (3) year period following the Expansion Premises Commencement Date, against the Monthly Base Rent owing hereunder. Further, the Security Deposit shall be increased by the amount of $217,360.80, and such additional amount of the Security Deposit shall be delivered by Tenant to Landlord at the time Tenant exercises the Expansion Right.

(iii)        With respect to the Expansion Premises, two (2) unreserved parking spaces per 1,000 rentable square feet of the Expansion Premises shall be provided in the Building garage and one (1) unreserved parking space per 1,000 rentable square feet of the Expansion Premises shall be provided in the Offsite Parking, at the same discounted rates set forth in Section 2.7.

(iv)        The Expansion Premises Projected Commencement Date shall be determined by Landlord and Tenant, each acting reasonably and in good faith and utilizing a process similar to the process for determining the Projected Commencement Date under this Lease for the initial Premises. Regardless of the actual Expansion Premises Commencement Date, the Lease shall expire with respect to the Expansion Premises on the Expiration Date applicable to the initial Premises.

(c)        Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section 2.10 shall, at Landlord’s election upon notice to Tenant, be of no further force and effect with respect to the Expansion Premises, whether or not Tenant has timely exercised the Expansion Right granted herein, if a Default (as hereinafter defined) exists at the time of exercise of the Expansion Right or at the time of commencement of the term for the Expansion Premises.

(d)        If Tenant is entitled to and properly exercises its Expansion Right, Landlord shall promptly prepare an amendment to this Lease to reflect the Base Rent, Tenant Improvement Allowance, Projected Commencement Date and other appropriate terms applicable in connection with the addition of the Expansion Premises to the Premises covered by this Lease (including a Workletter providing for Landlord’s construction of the tenant improvements within the Expansion Premises reflecting terms agreed to by Landlord and Tenant pursuant to Section 2.10(b)(iv) and otherwise consistent with the terms of the Workletter attached hereto). If accurate, Tenant shall execute and return the amendment to Landlord within ten (10) days after Tenant’s receipt of same.

2.11	SECOND FLOOR RIGHT OF FIRST REFUSAL

(a)        If Tenant does not exercise the Expansion Right, then through December 31, 2008, but not thereafter, Tenant shall have a continuing right of first refusal to lease space on the balance of the second floor of the Building constituting a total of 20,880 rentable square feet (“ROFR Space”) with respect to the ROFR Space or any portion thereof that Landlord proposes to lease to a third party (the “Right of First Refusal”).

(b)        Prior to entering into a letter of intent with a prospective tenant with regard to the ROFR Space or any portion thereof, Landlord shall give Tenant written notice (“Refusal Offer Notice”) describing the portion of the ROFR Space which is the subject of such proposed letter of intent, the proposed delivery date of such space, rental rate, parking terms, the term of the proposed lease (including any extension terms), and any tenant improvement allowances or improvements, alterations, or monetary concessions to be provided by Landlord, and any other material terms proposed by Landlord for the applicable ROFR Space (“Material Terms”).

(c)        Tenant shall have a period of ten (10) business days in which to notify Landlord (“Response Notice”) whether it will lease the ROFR Space described in the Refusal Offer Notice on the Material Terms. If Tenant does not provide a Response Notice within such period, Landlord shall be free for a period of six (6) months after the expiration of such ten (10) business days period to enter into a lease for the ROFR Space described in the Refusal Offer Notice on terms that are not materially more favorable to a tenant the Material Terms specified in the Refusal Offer Notice; provided that this Right of First Refusal shall continue to exist for other ROFR Space which was not the subject of the Refusal Offer Notice.

(d)        If Tenant provides a Response Notice agreeing to lease the ROFR Space described in the Refusal Offer Notice on the Material Terms, Landlord shall promptly prepare a lease (“ROFR Space Lease”), which shall incorporate the Material Terms and shall otherwise generally be on the same terms and conditions of this Lease (excluding, however, the business terms of this Lease applicable to the Premises, including, without limitation, Sections 1.1, 2.2, 2.3, 2.4, 2.7, 2.8 (unless otherwise applicable pursuant thereto), 2.9, 2.10, 2.11, 2.12 and 2.13, and with appropriate adjustments to the terms of Section 10.2 to reflect Landlord’s recapture rights applicable to the ROFR Space). Tenant agrees to sign the ROFR Space Lease (if accurate) within ten (10) days after delivery of the same.

(e)        If the term for any such ROFR Space stated in the Material Terms applicable with respect thereto (including any extension option(s) provided for therein) is shorter than the Term provided for herein, then and in such event, Tenant may elect in the Response Notice to make the term of the ROFR Space described in the Refusal Offer Notice the same as the Term provided for herein (“Additional ROFR Term”) in which case the Monthly Base Rent for such ROFR

Space during the Additional ROFR Term shall be equal on a per square foot basis to the Monthly Base Rent applicable to the initial Premises (exclusive of the ROFR Space) from time to time during the Additional ROFR Term.

(f)        Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section 2.11 shall, at Landlord’s election upon notice to Tenant, be of no further force and effect with respect to the ROFR Space or any portion thereof, whether or not Tenant has timely exercised the Right of First Refusal granted herein with respect thereto, if a Default (as hereinafter defined) exists at the time of exercise of the Right of First Refusal or at the time of commencement of the term for the ROFR Space or any portion thereof.

2.12	FIRST FLOOR RIGHT OF FIRST OFFER

(a)        Subject to the rights of other tenants pursuant to leases in effect as of the Date of Lease (as summarized in Schedule 1 attached hereto), through December 31, 2007, but not thereafter (the “Offer Period”), Tenant shall have a continuous right of first offer to lease Available Premises (as hereinafter defined) on the first floor of the Building as it becomes available (the “Right of First Offer”).

(b)        As used in this Section 2.12, Available Premises shall mean space which is located on the first (1st) floor of the Building which becomes available for leasing. Tenant acknowledges that such space may be built out as spec office/lab suites. Space shall not be deemed to be Available Premises if an existing tenant occupying the Available Premises renews or extends its term pursuant to the terms of an extension right in effect on the Date of Lease and shown on Schedule 1 attached hereto.

(c)        In the event that Landlord proposes to negotiate with a prospective tenant, or if Landlord otherwise intends to market the Available Premises or any portion thereof, Landlord shall give written notice thereof to Tenant (the “ROFO Offer Notice”), which notice shall include the estimated delivery date of such space to Tenant. For a period of fifteen (15) business days after receipt of Landlord’s notice, Landlord and Tenant shall negotiate in good faith concerning the leasing of such space but neither party shall be obligated to enter into a lease of such space unless the parties mutually agree on the terms and conditions of such lease. Such lease shall be upon market terms, taking into account, among other criteria, the then creditworthiness of Tenant, and Tenant acknowledges that the term for such space may be different from the Term for the Premises and that the rent and tenant improvement package for such space may be different than the rent and tenant improvement package for the Premises. This Right of First Offer shall continue to exist during the Offer Period for other Available Premises.

(d)        Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to this Section 2.12 with respect to the subject Available Premises shall, at Landlord’s election upon notice to Tenant, be of no further force and effect with respect to such Available Premises, whether or not Tenant has timely exercised the Right of First Offer granted herein with respect thereto, and Landlord shall have no obligation to deliver any ROFO Offer Notice to Tenant with respect to such Available Premises, if a Default (as hereinafter defined) exists at the time of exercise of the Right of First Offer, or at the time that Landlord would otherwise be required to deliver such ROFO Offer Notice, or at the time of commencement of the term for the applicable Available Premises.

(e)        If Landlord and Tenant reach agreement upon the terms of a lease of the Available Premises or any portion thereof pursuant to Section 2.12(c), Landlord promptly shall prepare such lease setting forth the agreed terms and conditions for the Available Premises or applicable portion thereof and shall otherwise generally be on the same terms and conditions of this Lease (excluding, however, the business terms of this Lease applicable to the Premises, including, without limitation, Sections 1.1, 2.2, 2.3, 2.4, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 and 2.13, and with appropriate adjustments to the terms of Section 10.2 to reflect Landlord’s recapture rights applicable to the Available Premises). If accurate, Tenant shall execute and return such lease to Landlord within ten (10) days after Tenant’s receipt of same.

2.13	OPTION TO TERMINATE

(a)        Tenant shall have the option of terminating this Lease as of the last day of the sixtieth (60th) month after the Commencement Date (“Termination Option”) with respect to the entirety of the original Premises and the Expansion Premises (if leased by Tenant pursuant to Section 2.10 above).

(b)        Tenant shall exercise its Termination Option by written notice (“Termination Notice”) which must be sent, if at all, no later than the last day of the forty-seventh (47th) month of the Term. The effective date of such termination shall be the last day of the sixtieth (60th) month of the Term (“Termination Effective Date”).

(c)        In the event Tenant exercises the Termination Option, Tenant shall pay Landlord an agreed upon termination fee equal to $127.00 per rentable square foot of the Premises (including, if applicable, the Expansion Premises) (the “Termination Fee”). Tenant shall pay fifty percent (50%) of the Termination Fee concurrent with delivery of the Termination Notice, and the remaining fifty percent (50%) of the Termination Fee upon the Termination Effective Date.

(d)        If Tenant properly exercises the Termination Option, Tenant shall remain liable for all Monthly Base Rent, Rent Adjustments and other sums due under this Lease up to and including the Termination Effective Date even though billings for such may occur subsequent to the Termination Effective Date; provided, however, in no event shall Tenant have any obligation to pay to Landlord the unamortized balance of the Additional Tenant Improvement Allowance, if any.

(e)        Notwithstanding anything to the contrary contained in this Section 2.13, all rights of Tenant to terminate this Lease pursuant to this Section 2.13 shall, at Landlord’s election upon notice to Tenant, be of no further force and effect, whether or not Tenant has timely exercised the Termination Option granted herein, if a Default (as hereinafter defined) exists at the time of exercise of the Termination Option or on the Termination Effective Date.

ARTICLE 3

RENT

3.1        PAYMENT OF RENT. Tenant agrees to pay to Landlord at the address specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term (provided, however, that if the Commencement Date occurs on a date other than the first day of a calendar month, (i) the Monthly Base Rent for such initial partial calendar month shall be prorated using a monthly rental rate of $220,768.34 per month), and (ii) Tenant thereafter shall be entitled to a full nine and one-half (9 1/2 ) months of Monthly Base Rent using the monthly rental rate of $110,384.17. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

3.2        SERIES B FINANCING. In addition to the obligation to pay Monthly Base Rent and Rent Adjustments when and as required herein, simultaneously with the closing of Tenant’s anticipated Series B Financing (or a similar equity or debt, to the extent convertible to equity, financing), Tenant shall provide Landlord, at no cost to Landlord, Series B Preferred Stock (or its equivalent) in an amount equal to $245,297.00.

ARTICLE 4

RENT ADJUSTMENTS AND PAYMENTS

4.1	RENT ADJUSTMENTS

From and after the Commencement Date, Tenant shall pay to Landlord Rent Adjustments with respect to each calendar year (or partial calendar year in the case of the year in which the Commencement Date and the Termination Date occur) as follows:

(1)        The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent; and

(2)        The Rent Adjustment Deposit representing Tenant’s Share of Taxes for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent; and

(3)        Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any calendar year (or partial calendar year) shall be Tenant’s Share of Operating Expenses for such calendar year (or partial calendar year) and Tenant’s Share of Taxes for such calendar year (or partial calendar year).

(4)        For purposes of determining Rent Adjustments, if the Building or Property is not fully occupied during all or a portion of any calendar year during the Term, Landlord shall make appropriate adjustments to the variable components of Operating Expenses for such calendar year (or partial calendar year), employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building or Property been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such calendar year (or partial calendar year). In the event that the Property is not fully assessed for all or a portion of any calendar year (or partial calendar year) during the Term, then Taxes shall be adjusted to an amount which would have been payable in such calendar year (or partial calendar year) if the Property had been fully assessed.

4.2	STATEMENT OF LANDLORD

As soon as feasible after the expiration of each calendar year, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(1)        Operating Expenses and Taxes for the calendar year;

(2)        The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

(3)        Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year (or partial calendar year). During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.3	BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of ninety (90) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within ninety (90) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant and Tenant shall be deemed to have waived its right to dispute Landlord’s Statement. If Tenant does dispute any Landlord’s Statement, Tenant shall deliver a copy of any such audit to Landlord within 120 days after the date upon which Landlord’s Statement was delivered to Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant against the Rent Adjustment Deposit next coming due with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity (“Confidentiality Requirement”). Tenant shall indemnify and hold Landlord harmless for any losses or damages to the extent arising out of the breach of the Confidentiality Requirement. Landlord shall pay for the reasonable third party costs of Tenant’s audit if the final determination of the dispute shows a disparity of 5% or more in Operating Expenses and Taxes over the Operating Expenses and Taxes as shown on Landlord’s Statement.

4.4	TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from any Tenant Alterations to the Premises; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.5 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5

SECURITY DEPOSIT

(a)        Within two (2) business days after the Date of Lease, Tenant shall deliver to Landlord the Security Deposit in cash or a Letter of Credit. In the event that Tenant delivers the

Security Deposit in the form of a Letter of Credit, such Letter of Credit may initially show an outside expiration date of June 21, 2018; provided, however, that promptly following the occurrence of the Commencement Date of this Lease, the Letter of Credit shall be amended such that the outside expiration date of the Letter of Credit is the date that is sixty (60) days after the Expiration Date of this Lease (as determined based upon the actual Commencement Date of this Lease).

(b)        The Security Deposit may be applied by Landlord to cure, in whole or part, any Default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within thirty (30) days of demand the amount so applied. Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s Default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such Default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any Default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. Except as otherwise expressly set forth herein, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises. To the fullest extent permitted by law, Landlord may hold and apply the Security Deposit to post termination damages and, to the extent inconsistent, Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

(c)        If Landlord draws upon the Letter of Credit in accordance with the terms of this Lease, Tenant shall, within thirty (30) days after Landlord’s draw, restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, at Tenant’s election, Tenant may deposit with Landlord a cash sum in an amount which when added to the amount available to be drawn under the Letter of Credit equals the face amount of the Letter of Credit. Tenant’s failure to do so shall be a material breach of this Lease.

ARTICLE 6

SERVICES

6.1	LANDLORD’S GENERAL SERVICES

(a)        Tenant shall have access to the Building and the Premises 24 hours a day, 365 days a year.

(b)        Throughout the Term, Landlord shall furnish the following services, the cost of which services shall be included in Operating Expenses or paid directly by Tenant to Landlord or the utility or service provider, as applicable, if such services are segregated from the other services provided to the Building:

(1)        heat, ventilation and air-conditioning (“HVAC”) in the Premises and the Common Areas available twenty-four hours per day, seven days per week, subject to compliance with all applicable voluntary and mandatory regulations and Laws (see Exhibit D attached hereto for HVAC capacities). Tenant will have certain limited ability to adjust directly temperatures (potentially within a range of 4 - 7 degrees) and possibly air flows (potentially within a range of increases or decreases of 10% - 15%) within the Premises, to the extent feasible;

(2)        water for use in the Premises and Common Areas from the regular supply of the Building;

(3)        customary cleaning and janitorial services in the Common Areas five (5) days per week, excluding National Holidays;

(4)        washing of the outside windows in the Premises weather permitting at intervals determined by Landlord;

(5)        automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord; and

(6)        security personnel.

(c)        If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

(d)        Tenant shall pay directly for all janitorial expenses incurred by Tenant if Tenant elects to contract for janitorial service. If Landlord provides janitorial services to the Premises, Tenant shall pay the costs thereof to Landlord on a monthly basis.

6.2	ELECTRICAL SERVICES

(a)        Landlord shall furnish to the Premises electric current and natural gas service for general office and laboratory use, including normal lighting, normal business office machines; and Tenant shall pay for such utilities in accordance with Landlord’s customary practice with respect thereto (i.e., monthly billings on an estimated basis with annual reconciliations based upon Tenant’s actual usage). Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord’s prudent business judgment, Tenant shall not make any alterations or additions to the electric equipment or systems. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

(b)        As part of the Landlord Work, Landlord will install one or more meters to measure electric current furnished to the Premises.

(c)        Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten days after notice from Landlord and shall not be included as part of Operating Expenses.

6.3	ADDITIONAL AND AFTER HOUR SERVICES

(a)        At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates charged from time to time for such services and utilities.

6.4	TELEPHONE SERVICES

All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment and Tenant’s internet connectivity (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord’s Work, if any) on Tenant’s floors for Tenant’s connection to the telephone cable serving the Building so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels, so long as such entity is competitively priced with other similar vendors. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building pursuant to the immediately preceding sentence, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building and is not repaired by Tenant within three (3) business days after written notice from Landlord of such failure, Landlord or any vendor hired by Landlord, subject to compliance with the terms of Section 7.2, may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord reasonably deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s out-of-pocket costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy. Except as otherwise provided in Section 6.5, Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5	DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Notwithstanding anything in this Section 6.5 to the contrary, if the Premises, or a material portion of the Premises, are made untenantable and are not actually used by Tenant for a period in excess of three (3) consecutive business days as a result of a failure, delay or change in any service due to Landlord’s negligence or willful misconduct, and Tenant has given Landlord notice of such failure, delay or change, then Tenant shall be entitled to receive an abatement of Monthly Base Rent payable hereunder (excluding, however, any Deferred Rent Loan Payments and any Additional Tenant Improvement Allowance Monthly Payments, which shall continue to be due and payable regardless of any such rent abatement) during the period beginning on the fourth (4th) consecutive business day after such notice and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by such failure, delay or change, the amount of abatement shall be equitably prorated.

6.6	CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service and water, but not the telephone service provider) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7	SIGNAGE

(a)        Landlord, at its cost and not part of the Tenant Improvement Allowance, shall list Tenant in the electronic directory for the Building in the main lobby of the Building and shall install Building standard identification signage for Tenant in the listing of tenants in the second floor elevator lobby (if any) and at Tenant’s main entry door to the Premises on each multi-tenant floor. Any change in such initial signage shall be only with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, shall conform to Building standard signage and shall be at Tenant’s sole cost and expense. In addition to the foregoing Building standard signage, Tenant, at its cost, shall have the right to install its logo in the second floor elevator lobby and/or at the main entry door to the Premises on each floor, provided such logo has been approved in advance in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide its response to Tenant’s submittal of logo under this subsection with seven (7) business days after Landlord’s receipt of such information. Landlord’s approval shall be deemed given if Landlord fails to respond within the seven (7) business day period. Landlord hereby confirms its approval of Tenant’s logo consistent with Tenant’s logo on its suite entry at 5915 Hollis Street; provided, however, that the size of such logo proposed by Tenant remains subject to Landlord’s approval as provided for above.

(b)        In addition to Tenant’s rights under Section 6.7(a), Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, for Tenant’s exclusive use, (i) a monument sign in the plaza area of the Project at a location mutually agreed upon by Landlord and Tenant, or (ii) signage on the Building in a location mutually agreed upon by Landlord and Tenant. Tenant shall comply with any and all Laws applicable to such monument or Building signage, and Tenant shall not install any monument or Building signage without having obtained all necessary permits and licenses. Such monument or Building signage shall be subject to Landlord’s prior approval as to size (provided that, to the extent that the Project is subject to a maximum amount or area of such signage, Tenant shall be entitled to utilize up to Tenant’s Share of such maximum amount for Tenant’s signage), lettering, materials, color, lighting and content of the sign, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide its response to Tenant’s submittals of monument or Building signage design and content under this subsection within seven (7) business days after Landlord’s receipt of such information. Landlord’s approval shall be deemed given if Landlord fails to respond within such seven (7) business day period. Tenant, at Tenant’s sole cost and expense, shall maintain such monument or Building signage in good condition and repair throughout the Term of this Lease and shall, prior to the Expiration Date or sooner termination of this Lease, remove such monument or Building signage and repair any damage to the Property resulting therefrom.

6.8	GARAGE STORAGE

(a)        Landlord will provide, at no cost to Tenant, a 10’ x 10’ area on the grounds of the Project in a location to be determined by Landlord for Tenant to construct, at Tenant’s sole cost and expense, a storage facility for Hazardous Materials and/or other items.

(b)        Tenant will be responsible for obtaining all permits for the construction, operation and closure of such storage facility, and throughout the Term Tenant shall maintain such storage facility and the materials stored therein in a neat and orderly condition and in accordance with applicable Laws.

(c)        Tenant shall be responsible for all costs of design, permit, construction and maintenance of the storage facility and for its removal upon the Expiration Date or sooner termination of this Lease; and Tenant shall repair any damage to the Property resulting from the removal of such storage facility.

(d)        Landlord will have the right to approve, which approval shall not be unreasonably withheld, conditioned or delayed, the location and design of the storage facility as well as to receive from Tenant from time to time upon Landlord’s request disclosure of all materials stored therein.

(e)        As an alternative to the 10’ x 10’ area described in Section 6.8(a), Tenant may elect, by notice delivered to Landlord no later than thirteen (13) weeks after the Date of Lease, to use 411 usable square feet of storage space in the Building garage in the location shown on Exhibit A-1 attached hereto for Tenant’s storage of Hazardous Materials and/or other items (the “Garage Storage Area”), in which case Tenant shall pay the Garage Storage Fee set forth in Section 1.1(14).

6.9	ROOF TOP COMMUNICATIONS EQUIPMENT

(a)        At Tenant’s sole cost and expense, Tenant shall have the non-exclusive right to install, use, maintain, repair and remove a satellite dish, television antennas, and related equipment on the roof of the Building (“Telecommunications Equipment”) within an area of the roof of approximately fifty (50) square feet. The location of the Telecommunication Equipment on the roof, its size, dimension and capacity and the plans for its construction and installation shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

(b)        Prior to installing the Telecommunication Equipment, Tenant shall obtain the approval of all governmental authorities having jurisdiction over the Telecommunications Equipment and all permits required for its use and operation. Tenant shall provide copies of all such approvals and permits to Landlord as a condition to obtaining Landlord’s consent for such installation. Tenant’s use and operation of the satellite dish shall conform to all applicable Laws and such usage shall not interfere with the operations of Telecommunications Equipment of other tenants in the Project.

(c)        Upon expiration of the Lease, Tenant shall be responsible for all costs and expenses associated with the removal of the Telecommunications Equipment and the restoration of the area where such equipment is located to the condition it was in prior to such installation, casualties and condemnation excepted.

(d)        Tenant agrees to indemnify and hold Landlord harmless from and against any losses, costs or damages incurred by Landlord, to the extent arising or resulting from Tenant’s use of the Telecommunications Equipment.

ARTICLE 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1	POSSESSION AND USE OF PREMISES

(a)        Tenant shall occupy and use the Premises only for the uses specified in Section 1.1 to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Hazardous Materials Law; (2) may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would create or continue a nuisance.

(b)        Landlord, at its cost and not part of the Tenant Improvement Allowance, shall provide Tenant with Access Card Keys in number sufficient for all occupants of the Premises; and, when delivered to Tenant, Tenant shall place a deposit for such cards with Landlord to cover lost cards or cards which are not returned at the end of the Term.

(c)        Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas and “path of travel” requirements to the Premises and the rest-rooms, as of the Commencement Date, (b) Landlord shall be responsible for ADA Title III compliance (including within the Premises) with respect to the Landlord Work,

(c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s particular use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

(d)        Hazardous Materials.

(1)        Definitions. The following terms shall have the following meanings for purposes of this Lease:

(i)        “Biohazardous Materials” means any and all substances and materials defined or referred to as a “medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

(ii)        “Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, from or about the Project (including, but not limited to, the Premises).

(iii)        “Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to the Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any damage to the Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or Hazardous Materials Law; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above; and (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above.

(iv)        “Handling,” when used with reference to any Hazardous Material, means any receipt, storage, use, generation, Release, transportation, treatment or disposal of such Hazardous Material.

(v)        “Hazardous Materials” means any and all explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including, without limitation, any asbestos-containing materials, PCB’s, CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any Hazardous Materials Laws, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

(vi)        “Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes, rules or regulations relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Laws now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

(vii)        “Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

(viii)        “Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

(ix)        “Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

(x)        “Tenant Contamination” means any Hazardous Material Release in violation of any Hazardous Materials Laws on or about the Property by Tenant and/or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (a “Tenant Party”).

(xi)        “Landlord Contamination” means any hazardous materials which exist in, on, under, at or in the vicinity of the Project as of the date of this Lease or which migrate onto or beneath the Project from off-site sources during the term of the Lease or after termination of the Lease. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord Contamination.

(2)        Handling of Hazardous Materials. The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a radio/bio-pharmaceutical, research, development, preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the use specified in Section 1.1, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a radio/bio pharmaceutical research, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all applicable requirements of Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials on and about the Premises does not violate the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant’s Handling of any Hazardous Materials therein.

(3)        Disposition or Emission of Hazardous Materials. Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials, except to the extent authorized by permit or in compliance with applicable Hazardous Materials Laws, at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws, with Landlord’s Rules and with all other applicable legal and regulatory requirements.

(4)        Information Regarding Hazardous Materials. Tenant shall provide the following information and/or documentation to Landlord in writing prior to the Commencement Date, and thereafter shall update such information and/or documentation as specifically described in subsections (i)-(x) below, which updates shall reflect any material changes in such information and/or documentation:

(i)        An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials. Such inventory shall be updated annually, in January of each calendar year.

(ii)        Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. Such information shall be updated annually, in January of each calendar year.

(iii)        All Material Safety Data Sheets (“MSDSs”), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs. Such information shall be updated from time to time upon Landlord’s written request.

(iv)        All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises. Such information shall be updated from time to time upon Landlord’s written request.

(v)        A copy of any Hazardous Materials Business Plan required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of Emeryville. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including (but not limited to) information regarding Tenant’s Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project. Such information shall be updated from time to time upon Landlord’s written request.

(vi)        Any Contingency Plans and Emergency Procedures required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures. Such information shall be updated from time to time upon Landlord’s written request.

(vii)        Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

(viii)        Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises (the parties presently anticipate, however, that because of the existence of the Building Discharge Permit in Landlord’s name as described above. Tenant will not be required to maintain a separate, individual discharge permit).

(ix)        Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) reports filed by Tenant with the Federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof.

(x)        Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Legal Requirements relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed by Tenant with any governmental authority or available to the public at large. Landlord may provide such information to its lenders, consultants, purchasers or investors on a need to know basis provided (i) such entities agree in writing to keep such information confidential; (ii) Landlord uses diligent efforts to limit the scope of any such disclosure to only those portions of the information which are necessary for the intended purpose; and (iii) no less than ten (10) days prior to making any such disclosure, Landlord provides Tenant with written notice of the identity of the receiving party and the scope and purpose of the disclosure, and permits Tenant to redact those portions of the information which Tenant believes are reasonably necessary to protect its proprietary and/or confidential information.

(5)        Indemnification; Notice of Release. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section 7.1(d), (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws, shall give Landlord oral notice of any such non-standard or non.-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all Environmental Damages which arise prior to, during or after the Term of this Lease, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about, to, from or under the Premises, Building or Property, except to the extent provided for as Tenant’s responsibility in this Section 7.1(d); provided that, if the Hazardous Materials that are the subject of such Release are Hazardous Materials that Tenant uses, handles, generates, transports, stores, treats or disposes of at or from the Premises (as such Hazardous Materials are specified on the inventory or other information to be provided by Tenant pursuant to Section 7.1(d)(4) above), Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not Released by Tenant, otherwise Landlord shall have the burden of reasonably demonstrating that Tenant was responsible for the Release of such Hazardous Materials. Tenant shall have no obligation to remedy any Hazardous Materials contamination which was not caused or Released by a Tenant Party. Notwithstanding anything to the contrary herein, neither Landlord nor Tenant shall be responsible for or be required to indemnify the other for lost profits, or other consequential, punitive or special damages incurred by the other.

(6)        Governmental Notices. Tenant shall promptly provide Landlord with copies of all written notices received by Tenant relating to any actual or alleged presence or

Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

(7)        Inspection by Landlord. In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request by Landlord (provided, however, not more than twice a year absent a material breach of this Section 7.1(d) by Tenant), Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times, with reasonable prior notice, to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry. Landlord shall comply with any security precaution reasonably imposed by Tenant during any entry onto the Premises and shall minimizes to the extent reasonably possible any interference with Tenant’s use of the Premises caused by such entry. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Legal Requirements in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

(8)        Monitoring by Landlord. Landlord reserves the absolute right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section.

(9)        Discovery of Discharge. If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section 7.1(d) that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to comply with applicable Hazardous Materials Laws, or if Landlord discovers any other breach of Tenant’s obligations under this

Section 7.1(d), then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of such Release, Tenant at its sole expense shall within a reasonable time (x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Hazardous Materials Laws and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the Release, and (y) in the case of any other breach of Tenant’s obligations under this Section 7.1(d), take such corrective measures consistent with applicable Hazardous Materials Laws as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

(10)        Post-Occupancy Study. If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the Term of this Lease, then no later than fifteen (15) days prior to the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in, on and about the Premises and the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

(11)        Emergency Response Plans. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant’s use of or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term of this Lease, Landlord shall consult with Tenant in the course of preparing such plans, procedures or modifications in order to try to ensure that they will accurately reflect and be consistent with Tenant’s operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord’s adoption or modification of any such plans or procedures so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant’s Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises.

(12)        Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant’s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Legal Requirements or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Legal Requirements.

(13)        Deemed Holdover Occupancy. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

(i)        If Tenant Handles any Radioactive Materials in or about the Premises during the Term of this Lease, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the Term of this Lease and another entity handling Radioactive Materials which is a bona fide prospective tenant of Landlord as demonstrated by a current signed lease proposal or letter of intent is legally prohibited from occupying a portion of the Premises for a use similar to the Use while such license or permit remains open, then and in such event, Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue to pay Rent in accordance with the holdover provisions of this Lease solely for that portion of the Premises which is covered by the radioactive materials license or permit, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of all applicable Hazardous Materials Laws.

(ii)        If Tenant Handles any Hazardous Materials in or about the Premises during the Term of this Lease and, at the otherwise applicable termination or expiration of the Term of this Lease Tenant has failed to remove from the Premises and the Building all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated, in compliance with the requirements of all applicable Hazardous Materials Laws, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials during the Term of this Lease, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

(14)        Survival of Obligations. Each party’s obligations under this Section 7.1(d) shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section 7.1(d) and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable law with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party’s obligations under this Section 7.1(d). Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section 7.1(d) shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable law with respect to Hazardous Materials, Environmental Conditions and/or compliance with Hazardous Materials Laws.

(15)        Laboratory Rules and Regulations. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations (“Laboratory Rules and Regulations”) attached to this Lease as Exhibit C-1 and with all reasonable modifications and additions thereto which Landlord may make from time to time.

(16)        Copies of Environmental Documents. Landlord represents it has provided to Tenant copies of all environmental reports (including Phase 1 Environmental Assessments and invasive soil and groundwater investigation and remediation reports) within its possession or control as of the Date of Lease.

7.2	LANDLORD ACCESS TO PREMISES; APPROVALS

(a)        Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Landlord shall provide not less than one (1) business days’ written notice prior to entry into the Premises except for the ongoing provision of Landlord services and for emergencies. Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours provided Landlord uses reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s use or occupancy of the Premises.

(b)        If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c)        Subject to the notice requirement and other terms of Landlord’s entry set forth in Section 7.2(a), Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may reasonably deem necessary to confirm Tenant’s compliance with all Laws and Hazardous Materials Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.2(c) are for Landlord’s own protection only, and

Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)        Subject to the notice requirement and other terms of Landlord’s entry set forth in Section 7.2(a), Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

(e)        The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3	QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8

MAINTENANCE

8.1	LANDLORD’S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain in good condition and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building (which shall be deemed to include the restrooms in the Premises and elsewhere in the Building), except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises, serve only the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2	TENANT’S MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable out-of-pocket cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

ARTICLE 9

ALTERATIONS AND IMPROVEMENTS

9.1	TENANT ALTERATIONS

(a)        The following provisions shall apply to the completion of any Tenant Alterations:

(1)        Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration Work and may install and remove Cable (“Cabling Work”) without Landlord’s prior written consent. For Tenant Alterations other than Decoration Work and Cabling Work, Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations (other than Decoration Work and Cabling Work) shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building) provided that the rates of such contractors are competitive with the rates of other contractors qualified (in Landlord’s reasonable judgment) to perform such work. The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent to Tenant Alterations (other than Decoration Work and Cabling Work) upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance (which, notwithstanding anything to the contrary herein, must be delivered to and reasonably approved by Landlord in the case of Decoration Work and Cabling as well as Tenant Alterations requiring Landlord’s consent), and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, require that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations, which may include, in the case of Tenant Alterations costing in excess of $100,000 in the aggregate for a particular Tenant Alteration or a series of related Tenant Alterations, a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Landlord shall review and provide its approval or comments on any submittals made by Tenant for Tenant Alterations requiring Landlord’s approval hereunder within ten (10) business days after such submittal. At the time of Landlord’s written approval of any Tenant Alteration requiring Landlord’s written approval hereunder, Landlord shall notify Tenant if such Tenant Alteration is a Required Removable (as defined in Article Twelve). Landlord’s failure to designate a Tenant Alteration as a Required Removable at the time of such approval shall be deemed Landlord’s determination that such Tenant Alteration is not a Required Removable.

(2)        Tenant shall pay the cost of all Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)        Tenant agrees to complete all Tenant Alterations (i) in accordance with all applicable Laws, including Hazardous Materials Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord promptly if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall promptly take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work. With respect to any Tenant Alterations requiring Landlord’s consent and costing in excess of $50,000 in the aggregate for a particular Tenant Alteration or a series of related Tenant Alterations, Landlord shall charge an administration fee of five percent (5%) of the cost of such Tenant Alterations; provided that, if Tenant requests that Landlord perform such work for Tenant and Landlord elects to do so, Landlord’s administration fee in connection therewith shall be fifteen percent (15%).

(b)        All Landlord Work and Tenant Alterations whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request (subject to Landlord’s prior approval notice referenced in Section 9(a)(1) above).

9.2	LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within twenty (20) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s reasonable out-of-pocket expenses and attorneys’ fees. Tenant shall not be responsible for liens arising out of the performance by Landlord of the Landlord Work, so long as Tenant has paid all sums due or owing by Tenant for costs of the Landlord Work in excess of the allowances to be provided by Landlord.

9.3	EQUIPMENT LEASING AND FINANCING

Notwithstanding any provision of this Lease to the contrary, Tenant may enter into leases for, and/or grant security interests in, Tenant’s trade fixtures, equipment, inventory and personal property in the Premises pursuant to one or more equipment leases and/or security agreements. Landlord shall (i) subordinate any landlord lien rights that it may have in and to such items to the interest of the lessor and lenders therein, and, in the case of trade fixtures, waive any claim that the same are part of the Building or the Property by virtue of being affixed thereto, and (ii) so long as this Lease is still in effect, permit the lessor and lenders under any such leases and security agreements to remove the leased or encumbered property, upon default by Tenant under such leases and security agreements, pursuant to customary, commercially reasonable lien waiver agreement(s) between Landlord and any such lessor or lender. Tenant shall be responsible for Landlord’s reasonable out-of-pocket costs in connection with the preparation and/or review of any such agreement, including reasonable attorneys’ fees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1	ASSIGNMENT AND SUBLETTING

(a)        Subject to Landlord’s Recapture Right in Section 10.2, if applicable, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld, conditioned or delayed, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant and its employees. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and current financial and other information reasonably requested by Landlord in order for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord (provided that without limitation, each of the following shall be deemed to be a marketable unit for purposes of subleasing: (i) all of the space on a particular floor in the Building that constitutes a portion of the Premises, (ii) Suite 100, (iii) Suite 200, or (iv) the Expansion Premises) and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or, if applicable, its decision to exercise its Recapture Right under Section 10.2, within twenty (20) days after receipt of Tenant’s Notice (and all required information). Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)        With respect to Landlord’s consent to an assignment or sublease, the parties agree it shall be reasonable for Landlord to withhold its consent where, without limitation of other reasonable grounds:

(1)        the business reputation of the proposed subtenant or assignee is not consistent with the quality of the occupants of the Building; or

(2)        the proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of this Lease; or

(3)        the proposed sublessee or assignee is a bona fide prospective tenant of Landlord for comparable available space in the Project as demonstrated by a written proposal signed by Landlord and such prospective tenant within ninety (90) days prior to the date of Tenant’s request; provided that, if Tenant delivered a Tenant’s Advance Recapture Notice (defined below) with respect to the proposed sublease or assignment and Landlord did not identify such proposed sublessee or assignee as a Landlord Current

Prospect (defined below) in response thereto, it shall not be deemed to be reasonable for Landlord to withhold its consent to such sublease or assignment on the basis that the proposed sublessee or assignee is a prospective tenant of Landlord.

(c)        Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy. In the case of an assignment of this Lease (other than an assignment permitted pursuant to Section 10.1(d) below). Tenant shall pay to Landlord the outstanding balance of the Deferred Rent Loan, if any, on or before the effective date of such assignment.

(d)        So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord and without any right of recapture and without any obligation to pay Excess Rent, to (i) an Affiliate, or (ii) a successor to Tenant by purchase or other acquisition of Tenant’s capital stock or substantially all of Tenant’s assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Tenant shall give Landlord written notice at least five (5) business days prior to the effective date of the proposed transfer and such entity shall expressly assume Tenant’s obligations hereunder; (2) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date immediately prior to such transfer; and (3) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant’s successor shall have a net worth equal to or greater than Tenant’s net worth at the date immediately prior to such transfer.

10.2	RECAPTURE

Excluding any assignment or sublease contemplated in Section 10.1(d), in the event Tenant intends to (i) assign this Lease, (ii) sublet all of Suite 100, or all of Suite 200, or all of the Expansion Premises, in each case for a term of 3 years or more, or (iii) sublet any portion of the Premises for the remaining Term, Landlord shall have the option to terminate this Lease with respect to, and exclude from the Premises covered by this Lease (the “Recapture Right”), the space proposed to be assigned or sublet effective as of the proposed commencement date of such sublease or assignment. If Landlord is entitled to and properly exercises its Recapture Right, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, and the Monthly Base Rent, Rentable Area of the Premises, Tenant’s Share, Additional Tenant Improvement Allowance Monthly Payments, and other applicable terms of this Lease shall be adjusted accordingly as of such effective date; and, in addition, Tenant shall pay to Landlord on such effective date that percentage of the outstanding balance of the Deferred Rent Loan, if any, that is outstanding as of such effective date equal to the percentage of the area of the Premises that is then being recaptured by Landlord.

Notwithstanding anything to the contrary in Section 10.1(a), Tenant may provide notice to Landlord of Tenant’s intent to assign or sublease as contemplated in clauses (i), (ii) and (iii) of this Section 10.2 above and the contemplated effective date of such assignment or sublease (“Tenant’s Advance Recapture Notice”), and within fifteen (15) business days after receipt of Tenant’s Advance Recapture Notice from Tenant, (i) Landlord will indicate in writing to Tenant whether or not Landlord exercises its Recapture Right with respect to such contemplated assignment or sublease, and (ii) in the event that Landlord does not elect to exercise its Recapture Right, Landlord may disclose the identity of any bona fide prospective tenant with whom Landlord is then in active negotiations for the lease of space in the Project comparable to the space contemplated to be assigned or sublet by Tenant (a “Landlord Current Prospect”). If Landlord elects to exercise its Recapture Right, Landlord’s election shall be deemed final and binding on Tenant unless Tenant, within five (5) business days after Landlord’s notice, rescinds Tenant’s Advance Recapture Notice to Landlord of Tenant’s intent to enter into such contemplated assignment or subletting transaction. If Landlord does not elect to exercise its Recapture Right within fifteen (15) business days after receipt of Tenant’s Advance Recapture Notice, Landlord shall be deemed to have waived its right to elect the Recapture Right as to any assignment or subletting transaction for which Tenant, during the six (6) month period after Landlord’s election or deemed election not to exercise its Recapture Right in accordance with this Section 10.2, seeks Landlord’s prior consent under Section 10.1, and Landlord’s rights with respect to any such proposed transaction shall be limited to Landlord’s rights under this Article Ten without giving effect to the terms of this Section 10.2.

10.3	EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent, Rent Adjustments and Additional Tenant Improvement Allowance Monthly Payments due under this Lease for said month which is allocable to the space sublet or assigned (excluding, however, any Deferred Rent Loan Payments); and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.4	TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee (other than an assignee pursuant to an assignment described in Section 10.1(d)), directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5	ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

10.6	PROCESSING EXPENSES

Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease, plus (ii) the sum of $750.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”).

ARTICLE 11

DEFAULT AND REMEDIES

11.1	EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(1)        Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after written notice from Landlord of such failure;

(2)        Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant, provided, however, that if such failure cannot reasonably be cured within thirty (30) days, it shall not be a default if Tenant has begun such cure within the thirty (30)-day period and thereafter diligently and continuously pursues the same to completion;

(3)        the interest of Tenant in this Lease is levied upon under execution or other legal process;

(4)        a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(5)        Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(6)        a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days; or

(7)        upon the dissolution of Tenant.

11.2	LANDLORD’S REMEDIES

(a)        A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

(b)        With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Alterations which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) to the extent arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)        the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)        the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)        the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)        any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)        Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s Recapture Right pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)        In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)        Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)        Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article Twenty-four of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

(g)        The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)        No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3	ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4	BANKRUPTCY

To the extent permitted by Law, the following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)        In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)        Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetaty defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)        If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(1)        The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(2)        Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)        Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5	LANDLORD’S DEFAULT

Landlord shall be in default hereunder if Landlord fails to perform any obligation of Landlord hereunder and such failure continues for a period of thirty (30) days after written notice thereof by Tenant to Landlord; provided, however, that if such failure to perform such obligation cannot reasonably be cured within such thirty (30) day period, it shall not be a default if Landlord has begun such cure within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, it will provide the Mortgagee with a copy of any notice of default provided to Landlord.

ARTICLE 12

SURRENDER OF PREMISES

12.1	IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in good condition and repair, ordinary wear and tear, casualty damage, condemnation, Landlord’s repair obligations and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Tenant Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant Without limitation of the foregoing, Tenant shall have no obligation to remove any Landlord Work (including the Tenant Improvements) or Decoration Work installed by or for Tenant. Landlord, however, may require Tenant, at its expense, (a) by written notice to Tenant at least 30 days prior to the Termination Date, to remove any Cable installed by or for the benefit of Tenant, and (b) pursuant to Section 9.1(a), to remove any Tenant Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office and lab improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. Landlord’s failure to designate any Tenant Alteration as a Required Removable at the time of Landlord’s approval pursuant to Section 9.1(a) shall be deemed Landlord’s confirmation that such Tenant Alteration is not a Required Removable. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then , unless otherwise approved by Landlord in writing, Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.2	LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord pursuant to Section 12.1 shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Article 12 Lease at the Termination Date.

ARTICLE 13

HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 125% of the Monthly Base Rent payable for the month immediately preceding the holding over plus Rent Adjustments for such holdover period, which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of claims made by any succeeding tenant (as demonstrated by a signed proposal or letter of intent or lease), as a result of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1	SUBSTANTIAL UNTENANTABILITY

(a)        If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)        Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty (including the Landlord Work, but exclusive of any Tenant Alterations), subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)        Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Alterations at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Alterations, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Alterations.

(d)        Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e)        Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.2	INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable (and Tenant’s access thereto is not materially impaired) and Landlord estimates that the time to substantially complete the repair or restoration will not exceed two hundred seventy (270) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises, other than Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term (and Tenant has not exercised the Renewal Option), in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3	RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments (but not any Deferred Rent Loan Payments and any Additional Tenant Improvement Allowance Monthly Payments, which shall continue to be due and payable regardless of any such Rent abatement) shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4	WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15

EMINENT DOMAIN

15.1	TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. In the event of a partial taking of the Premises, Tenant may terminate this Lease if Tenant reasonably determines it cannot conduct its business in the portion of the Premises that was not taken. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2	TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3	COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, and Tenant’s furniture, fixtures and equipment, so long as there is no diminution of Landlord’s award as a result.

ARTICLE 16

INSURANCE

16.1	TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00) (provided, however, that prior to the earlier of the Commencement Date or Tenant’s entry onto the Premises pursuant to Section 2.4(c), such liability insurance shall be in an amount not less than Three Million Dollars ($3,000,000)); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Alterations, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.2	FORM OF POLICIES

Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recover), against any other party for losses covered by such policies. Tenant may satisfy its obligations with respect to liability insurance coverage in excess of Three Million Dollars ($3,000,000) by virtue of an excess or umbrella liability policy so long as the coverage afforded thereby is not reduced or diminished in any way. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.3	LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations, and including the Landlord Work) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4	WAIVER OF SUBROGATION

(a)        Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)        Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Alterations, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)        Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same arises from a risk or peril that is required to be insured against under a property insurance policy or policies that Landlord is required to maintain pursuant to this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees for loss or damage to Tenant Alterations, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same arises from a risk or peril that is required to be insured against under a property insurance policy or policies Tenant is required to maintain pursuant to this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees.

(d)        Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5	NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or other casualty in the Premises promptly after Tenant is aware of such event.

ARTICLE 17

WAIVER OF CLAIMS AND INDEMNITY

17.1	WAIVER OF CLAIMS

To the extent permitted by Law, and except as expressly provided in Article Seven pertaining to Hazardous Materials, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property to the extent resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the

Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2	INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys’ fees and expenses for the defense thereof, to the extent arising from Tenant’s occupancy of the Premises, from the undertaking by Tenant of any Tenant Alterations or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s reasonable discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance.

17.3	INDEMNITY BY LANDLORD

To the extent permitted by Law, Landlord hereby indemnifies, and agrees to protect, defend and hold Tenant and its directors, officers and employees (the “Tenant Indemnitees”) harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys’ fees and expenses for the defense thereof, to the extent arising from the undertaking by Landlord of the Landlord Work or repairs to the Premises or the Building, or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any willful act or the active negligence of Landlord, its agents, contractors and employees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Tenant Indemnitees by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel chosen by Landlord. The foregoing indemnity shall not operate to relieve Tenant Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Tenant Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Tenant or its insurers to the extent of amounts, if any, paid to Tenant under its “All-Risks” property insurance.

ARTICLE 18

RULES AND REGULATIONS

18.1	RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C-2 attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2	ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner. In the event of any inconsistency between the rules and regulations and the Lease, the Lease shall control.

ARTICLE 19

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable prior written notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable business hours at any time during the Term and to prospective tenants at reasonable business hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to or use of the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

20.1	IN GENERAL

(a)        Within ten (10) days after request therefor by Landlord or Tenant, the other party agrees to execute an Estoppel Certificate, binding upon such party, certifying any factual information pertaining to this Lease reasonably requested by the requesting party or by any existing or prospective lender, mortgagee or purchaser. With respect to an Estoppel Certificate requested by Landlord, the following certifications requested of Tenant shall be deemed reasonable: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) any other factual information relating to the Lease reasonably requested.

(b)        Within ten (10) days after written request from Landlord from time to time during the Term, Tenant shall provide Landlord with current financial statements setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant or certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.

20.2	ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, and such default continues for two (2) days after a second notice to Tenant, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE 21

RESERVED

ARTICLE 22

REAL ESTATE BROKERS

Each of Landlord and Tenant represents that, except for the brokers it listed in Section 1.1(15), it has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease. Each of Landlord and Tenant hereby agrees to indemnify, protect, defend and hold the other harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1(15) are entitled in connection with this Lease pursuant to Landlord’s written agreement with such brokers.

ARTICLE 23

MORTGAGEE PROTECTION

23.1	SUBORDINATION AND ATTORNMENT

(a)        Subject to Section 23.1(b), this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required in the case of any amendment or modification made or entered into to evidence the exercise by Tenant of any specific right or option provided for herein in favor of Tenant (such as the exercise of the Renewal Option, the Expansion Right, the Right of First Refusal, the Right of First Offer or the Termination Option) or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument consistent with this Article 23 that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment and non-disturbance provided for herein.

(b)        Notwithstanding the foregoing, (i) as a condition precedent to Tenant’s obligations under this Lease, Tenant and Landlord’s current Mortgagee shall have entered into a mutually acceptable subordination, non-disturbance and attornment agreement within thirty (30) days following mutual execution of this Lease, and (ii) as a condition to the subordination of this Lease to any future ground lease or mortgage, Tenant and such future ground lessor or mortgagee shall have entered into a mutually acceptable subordination, non-disturbance and attornment agreement which recognizes Tenant’s rights under this Lease. Landlord hereby represents and warrants to Tenant that there is currently no ground or underlying lease of the Real Property.

23.2	MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that any such Mortgagee or ground lessor shall have the same cure period as Landlord under this Lease with respect to such default (provided that such cure period shall not commence until thirty (30) days after receipt of such notice from Tenant) and in addition shall include, if necessary to effect such cure, the period to commence and consummate foreclosure proceedings or other proceedings to acquire possession of the Real Property, so long as such proceedings are promptly commenced and diligently pursued to completion. Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy.

ARTICLE 24

NOTICES

(a)        All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b)        All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Section 1.1.

(c)        Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d)        By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25

MISCELLANEOUS

25.1	LATE CHARGES

(a)        All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within thirty (30) days after Landlord’s written demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b)        In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c)        Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any Default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord under this Lease upon a Default due to Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

25.2	NO JURY TRIAL; VENUE: JURISDICTION

To the fullest extent permitted by law, including laws enacted after the Commencement Date, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3	DISCRIMINATION

Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

25.4	OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant, and the submission of the Lease to Tenant does not constitute a reservation of or option for the Premises.

25.5	AUTHORITY

Each of Landlord and Tenant represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

25.6	ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto (including the Workletter) contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which either Landlord or Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.7	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.8	EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount; provided, however, that the foregoing dollar amount limitation (i) shall not limit the amounts payable under any insurance policies maintained by Landlord, and (ii) shall not be applicable with respect to Landlord’s obligation (a) to perform the Landlord Work and provide the Basic Tenant Improvement Allowance and Additional Tenant Improvement Allowance specified in Sections 1.1(16) and 1.1(17) above, or (b) with respect to Environmental Damages for which Landlord is responsible under Section 7.1(d)(5).

25.9	ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

25.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, and upon the transferee’s assumption in writing of Landlord’s obligations under this Lease arising from and after the date of such sale or transfer, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.8 (except as otherwise provided in Section 25.8) and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or affiliates of such entities. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

25.11	BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12	CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13	TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14	ABANDONMENT

In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord. Except where a Tenant Default has occurred and is continuing, or an emergency affecting the security or safety of the Building or persons, Landlord shall provide Tenant with fifteen (15) days written notice prior to exercising the rights in this Section 25.15.

25.16	SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17	NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18	RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19	SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases, and the obligations of Landlord and Tenant under this Lease to indemnify, protect, defend and hold harmless the other (and/or any other indemnitee) shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20	RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1(4) hereof.

TENANT:		LANDLORD:

AMYRIS BIOTECHNOLOGIES, INC., a California corporation		ES EAST ASSOCIATES, LLC, a California limited liability company

By:	/s/ John G. Melo	By:	/s/ Richard Robbins

Print Name:	John G. Melo	Richard K. Robbins

Its:	CEO	Managing Member

By:	/s/ Tamara L. Tompkins

Print Name:	Tamara L. Tompkins

Its:	General Counsel and Secretary

EXHIBIT A

PLAN OF PREMISES

DGA planning | architecture | interiors
AMYRIS
BIOTECHNOLOGIES
FIRST FLOOR
Drawing Title
Project: AMYRIS – TI
Job No: 07124
Date: 08.20.08
Ref: –
Scale: 1/32"=1-0"
Dwg. No: –
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DGA planning | architecture | interiors

AMYRIS
BIOTECHNOLOGIES

SECOND FLOOR

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Drawing Title

Project	AMYRIS
Job No:	07124
Date:	08.20.07
Ref:	—
Scale:	1/32"=1'0"
Dwg. No:	—

Exhibit A-1

GARAGE STORAGE AREA

SUBJECT
(411 SF Garage Storage area)

P2 LEVEL

EMERYSTATION EAST

SMITHGROUP
OCTOBER 16,2008

EXHIBIT B

WORK LETTER AGREEMENT

(Allowance)

1.        Defined Terms. Capitalized Terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for Terms capitalized in the ordinary course of punctuation. For purposes of this Workletter, the following capitalized terms have the following meanings:

1.1        “Landlord Work” means the construction and installation of the Tenant Improvements. In addition to such Landlord Work, Landlord has constructed, and will complete the construction of, the Building as described in the Base Building Description attached as Exhibit D to the Lease, at Landlord’s sole cost and expense.

1.2        “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) will be based upon, among other things, the preliminary space plan, attached to this Workletter as Schedule 1 (the “Space Plan”); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements, including, all building codes and the ADA.

1.3        “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall be based upon and consistent with the Design Documents.

1.4        “Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein.

1.5        “Tenant Improvement Allowance” means the Basic Tenant Improvement Allowance specified in Section 1.1(16) of the Lease.

2.        Design Matters.

2.1        Landlord and Tenant have approved Dowler Grumman Architects, as architect (“Architect”). Within three (3) weeks after the Date of Lease, Landlord and Tenant shall approve a mechanical, electrical and plumbing engineer (“Engineer”), based on proposals prepared by Tenant, approved by Landlord, and submitted to (i) Flack & Kurtz, and (ii) Randall Lamb Associates no later than two (2) weeks after the Date of Lease. The Architect and Engineer shall be referred to collectively herein as the “Design Group”.

2.2        Tenant shall work with the Design Group to complete Design Documents and Construction Drawings in accordance with the schedule set forth in the Project Schedule attached to this Workletter as Schedule 2 (the “Project Schedule”), but in no event later than

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thirteen (13) weeks after the Date of Lease. Any failure by Tenant to supply information and/or to provide authorizations or to otherwise comply with the time periods for Tenant’s performance set forth in the Project Schedule which causes the Design Group to fail to complete and deliver to Landlord the Design Documents and Construction Drawings by such date shall constitute a Tenant Delay. Also, Tenant shall attempt to avoid inclusion (but shall not be prohibited from including) in the Construction Drawings of materials or equipment that require unusually long fabrication or delivery times (“Long Lead Time Items”) and Landlord shall attempt to identify to Tenant any such Long Lead Time Items that may be included in the Construction Drawings that Tenant might otherwise not be aware of but in any event, to the extent that any such Long Lead Time Items are included in the Construction Drawings and cause a delay in Substantial Completion of the Landlord Work, such delay shall constitute a Tenant Delay. Landlord shall undertake its review of the Design Documents and Construction Drawings in accordance with the schedule set forth in the Project Schedule, and any delay in such review by Landlord shall not constitute a Tenant Delay and shall not otherwise affect the Projected Commencement Date, The Construction Drawings submitted by the Design Group to Landlord and approved by Tenant shall be referred to herein as the “Approved Construction Drawings.”

2.3        Tenant shall be responsible for the suitability for the Tenant’s needs and business of the design and function of all Tenant Improvements.

3.        Construction; Landlord’s Contribution; Tenant Improvement Costs.

3.1        Construction; Landlord’s Contribution. Promptly following delivery of the Approved Construction Drawings to Landlord pursuant to Section 2.2, Landlord will obtain bids from (i) DPR, (ii) BCCI, and (iii) two (2) other reputable general contractors mutually agreed to by Landlord and Tenant within two (2) weeks after the Date of Lease, as general contractors for construction of the Tenant Improvements in accordance with the Approved Construction Drawings. Promptly following receipt of such bids, Landlord and Tenant will review the bids and agree upon the contractor for the Tenant Improvements (“Contractor”). Promptly following selection of the Contractor, Landlord will also prepare and deliver to Tenant a nonbinding preliminary estimate (“Landlord’s Estimate”) of the Tenant Improvement Costs based upon the Contractor’s bid and including the cost elements described in Section 3.2 below. Tenant shall review and provide written approval of Landlord’s Estimate within five (5) business days after receipt thereof. Landlord shall use commercially reasonable efforts to cause Contractor to complete the construction of the Tenant Improvements in a good and workmanlike manner and in accordance with the Approved Construction Drawings, up to a maximum cost to Landlord of the Tenant Improvement Allowance (subject to Sections 4(a) and 4(c) below).

3.2        Tenant Improvement Costs. The cost of the Tenant Improvements (“Tenant Improvement Costs”) to be paid by Landlord from, but not in excess of, the Tenant Improvement Allowance shall include:

(a)        The costs of the Design Group and any other consultants retained by Landlord and approved in writing by Tenant in connection with the preparation of Design Documents and Constructions Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

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(b)        All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits with respect to the Tenant Improvements;

(c)        All costs of interior design and finish schedule plans and specifications including as-built drawings with respect to the Tenant Improvements;

(d)        All costs of procuring, installing and constructing the Tenant Improvements, including: (i) the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Contractor in connection with construction of the Tenant Improvements; and (ii) the cost of any services or utilities made available by Landlord;

(e)        Without limiting the generality of the foregoing, the Tenant Improvement Costs include all costs of designing, procuring, constructing and installing Tenant Improvements in compliance with Law as applicable and as interpreted at the time of construction of the Tenant Improvements, including with all building codes and the ADA;

(f)        All fees payable to the Design Group if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant’s delivery to Landlord of the Approved Construction Drawings, and all costs in connection with any approved Change Order in accordance with the provisions of this Workletter;

(g)        The costs and expenses of the construction manager retained by Tenant;

(h)        The cost of any supplementary air cooling systems or units installed in or to serve the Premises; and

(i)        The cost of any solar panels installed in connection with the Tenant Improvements.

In no event shall the Tenant Improvement Costs include, (i), except as set forth in Sections 3.2(h) and 3.2(i) above, any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises, other than those of Tenant’s construction manager, or (iii) any construction management, administration or supervision fee to Landlord, with Landlord hereby acknowledging that it shall not be entitled to any such fee in connection with the Landlord Work.

3.3        Limitations of Landlord’s Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof not in compliance with the Approved Construction Drawings and any approved modifications thereof,

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as provided in Section 2.6 of the Lease. Except as otherwise provided in Section 2.10 of the Lease with respect to the Expansion Premises, if applicable, if the Tenant Improvement Allowance exceeds the Tenant Improvement Costs, then Landlord shall retain such excess and shall have no obligation or liability to Tenant with respect to such excess.

4.        Costs of Tenant Improvements in Excess of Tenant Improvement Allowance.

(a)        The positive difference, if any, between (i) the Landlord’s Estimate approved by Tenant, and (ii) the Tenant Improvement Allowance (the “Tenant TI Contribution”) shall be paid in accordance with this Section 4. With respect to the amount of the Tenant TI Contribution up to a maximum of $3,534,550 (the “Additional Tenant Improvement Allowance Applicable Portion”), Tenant hereby elects to have Landlord fund 50% of the Additional Tenant Improvement Allowance Applicable Portion as the Additional Tenant Improvement Allowance pursuant to Section 1.1(17) of the Lease, and as a result the amount of the Tenant TI Contribution shall be reduced by the amount of the Additional Tenant Improvement Allowance to be so funded by Landlord (the Tenant TI Contribution as so reduced by the amount of Landlord’s Additional Tenant Improvement Allowance shall be referred to as the “Remaining Balance of the Tenant TI Contribution”). Further, Tenant may defer payment of the Remaining Balance of the Tenant TI Contribution pursuant to Section 4(c) below. In the event the Tenant TI Contribution exceeds the Additional Tenant Improvement Allowance Applicable Portion, Tenant shall accompany its approval of the Landlord’s Estimate with a good check made payable to the order of Landlord in the amount of the positive difference between (i) the Tenant TI Contribution, and (ii) the Additional Tenant Improvement Allowance Applicable Portion, and such funds shall be applied to the Tenant Improvements Costs before Landlord’s Tenant Improvement Allowance or Landlord’s Additional Tenant Improvement Allowance.

(b)        Tenant may, pursuant to the provisions of this Workletter, request a Change Order (defined below) to the Approved Construction Drawings to reduce or delete all or part of the anticipated Tenant TI Contribution.

(c)        Commencing upon Tenant’s approval of the Landlord’s Estimate, Tenant shall pay, on a monthly basis, the Remaining Balance of the Tenant TI Contribution pro-rata as the Tenant Improvement Costs are incurred in connection with construction of the Tenant Improvements (i.e., payments of the Remaining Balance of the Tenant TI Contribution shall be made in proportion to the Remaining Balance of the Tenant TI Contribution divided by the overall Tenant improvement Costs). By way of illustration of the foregoing, if (A) the Landlord’s Estimate approved by Tenant for the Tenant Improvements is $175.00 per rentable square foot of the Premises, the Remaining Balance of the Tenant TI Contribution will be $25.00 per rentable square foot of the Premises (assuming that Landlord funds the maximum amount of the Additional Tenant Improvement Allowance specified in Section 1.1(17) of the Lease; i.e., $25.00 per rentable square foot); then (B) Tenant shall pay 14.29% (i.e., 25/175) of the Tenant Improvement Costs incurred on a monthly basis, beginning upon Tenant’s approval of the Landlord’s Estimate.

(d)        Upon Substantial Completion of the Tenant Improvements and completion of the items, if any, described in Section 2.6 of the Lease, Landlord will determine the actual costs of the Tenant Improvements (excluding any costs covered under contractor

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warranty to correct defects in materials or workmanship in the Tenant Improvements) and shall reconcile the actual costs of the Tenant Improvements with the Landlord’s Estimate. If the Tenant TI Contribution (or, if applicable, the Remaining Balance of the Tenant TI Contribution) is less than the amount owed by Tenant pursuant to such reconciliation, Tenant shall promptly pay the difference to Landlord. If the Tenant TI Contribution (or, if applicable, the Remaining Balance of the Tenant TI Contribution) is more than the amount owed by Tenant pursuant to such reconciliation, Landlord shall immediately remit 50% of the difference to Tenant and shall apply the other 50% in reduction of the Landlord’s Additional Tenant Improvement Allowance.

5.        Changes. If Tenant shall request any change, addition or alteration in the Approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost would cause the Tenant Improvement Costs to exceed the Tenant Improvement Allowance, then the amount of the estimated cost so approved by Tenant shall be paid in accordance with Sections 4(a) and 4(c) above. If such written authorization, and check if required pursuant to Section 4(a), are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, any such additional amounts in excess of Tenant Improvement Allowance shall be paid in accordance with Sections 4(a) and 4(c) above. Any delay in Substantial Completion of the Tenant Improvements resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay.

6.        Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed beyond the Projected Commencement Date due to Tenant Delay (defined in the Lease or otherwise expressly identified as such herein), the provisions of Section 2.4(b) of the Lease shall apply.

In the event of any dispute between Landlord and Tenant regarding (i) the occurrence or alleged occurrence, or the duration, of any Tenant Delay or Force Majeure, (ii) the determination of the Projected Commencement Date pursuant to Section 1.1(6), or (iii) Substantial Completion of the Tenant Improvements, the parties agree to attempt to resolve such dispute promptly and in good faith; provided, however, that if the parties are unable to resolve such dispute within ten (10) days after such dispute arises, the parties shall retain an independent third party architect familiar with construction in the vicinity of the Project of tenant improvements similar in nature to the Tenant Improvements to arbitrate such dispute, which third party arbitrator shall have the authority to make a final and binding resolution of such dispute, and the parties shall share equally the fees and charges of such arbitrator.

7.        Entry by Tenant. Tenant may enter the Premises during construction of the Tenant Improvements and prior to the Commencement Date in accordance with Section 2.4(e) of the Lease.

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8.        Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

9.        Representatives of Parties.

(a)        Landlord has designated Geoffrey Sears as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Workletter.

(b)        Tenant has designated Rob Middleton as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter.

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SCHEDULE 1 to Exhibit B

SPACE PLAN

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DGA planning | architecture | interiors

AMYRIS BIOTECHNOLOGIES

FIRST FLOOR

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Drawing Title

Project	AMYRIS — TI
Job No:	07124
Date:	08.20.08
Ref:	—
Scale:	1/32"=1—0"
Dwg. No:	—

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DGA planning | architecture | interiors

AMYRIS BIOTECHNOLOGIES

SECOND FLOOR

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Drawing Title

Project	AMYRIS
Job No:	07124
Date:	08.20.07
Ref:	—
Scale:	1/32"=1'0"
Dwg. No:	—

SCHEDULE 2 to Exhibit B

PROJECT SCHEDULE

Wk	MILESTONE	DESCRIPTION	ATTENDEES	ANTICIPATED OUTCOME
Wk	VISIONING
	Visioning Session	Establish Goals, Objectives and Imaging for the project	Wareham Amyris Cole Project Mgmt DGA	• Establish Amyris goals • Set Priorities for project
Wk 1-2 08-20-07 through 08-31-07	DETAILED PROGRAMMIG
	Project Start/Lease Signing	Written authorization to proceed	Wareham/Amyris/Arch	Assumed will be received authorization to proceed once floor plan is approved
	Program Validation	Meeting with science team Representatives to: • Validated floor plan • Layout equipment • Layout Utilities • Discuss Preliminary Casework requirements Assume 1.5 hours per meeting per group	Amyris Cole Project Mgmt DGA	Receive the data to complete the detailed design
	Program Validation	Meeting with administration team Representatives to: • Validated floor plan • Layout equipment • Discuss conference room requirements • Discuss copy and break room requirements Assume 1.5 hours meeting	Amyris Cole Project Mgmt DGA	Receive the data to complete the detailed design
	Select Engineer		Wareham Cole Project Mgmt DGA
Wk 3-4 09-03-07 through 09-14-07	DETAILED PROGRAMMIG
	Layout Review	Meeting with science team Representatives to: • Review and finalize equipment/utility plans • Tour labs to look at any unique existing equipment Assume 1.5 hours per meeting per group	Amyris Cole Project Mgmt DGA MEP Engineers (if selected)	Finalize equipment layouts and give the Engineers a chance to ask questions about utility requirements
	Layout Review	Meeting with other project team stakeholders including EH&S, Safety, FM&E an IT to review their detailed program needs Assume 1 hour per meeting	Amyris Cole Project Mgmt DGA MEP Engineers (if selected)	Finalize detailed program needs for project stakeholders

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Wk	MILESTONE	DESCRIPTION	ATTENDEES	ANTICIPATED OUTCOME
	Reflecting Ceiling Plan	DGA will prepare a preliminary RCP for the team	DGA	For distribution to the MEP Engineers
	Code Review	Preliminary meeting with the City of Emeryville	DGA	Review exiting and get preliminary feedback of permit timelines
	Complete Detailed Programming	Provide Detailed Program packages for final sign-off	Wareham Amyris Cole Project Mgmt DGA	Participants will have one week to review the design and provide any comments
Wk 5 09-17-07 through 09-21-07	DESIGN DEVELOPMENT
	Layout Review	Present preliminary casework layouts with science team Representatives	Amyris Cole Project Mgmt DGA	Get feedback on layouts t finalize the casework design
	Complete Detailed Programming	Participants to provide comment for final sign-off on the detailed design	Wareham Amyris Cole Project Mgmt DGA	Sign-off for detailed design
Wk 6 09-24-07 through 09-28-07	DESIGN DEVELOPMENT
	Look and Feel	Present preliminary look and feel for the project	Wareham Amyris Cole Project Mgmt DGA	Get preliminary feedback on the look an feel for the project
	Layout Review	Present final casework layouts with science team Representatives Assume 1 hour per group	Amyris Cole Project Mgmt DGA	Finalize casework design
	Design Team Meeting	Desig coordination meeting	Wareham Amyris Representative Cole Project Mgmt DGA MEP Engineers	Weekly meeting
	Schedule Meeting	Review project Construction schedule – potential input from Contractors	Wareham Amyris Cole Project Mgmt DGA
Wk 7 10-01-07 through 10-05-07	DESIGN DEVELOPMENT
	Look and Feel	Present final look and feel for the project	Wareham Amyris Cole Project Mgmt DGA	Finalize the look and feel for the project
	Design Team Meeting	Design coordination meeting	Warehom Amyris Representative Cole Project Mgmt MEP Engineers	Weekly meeting
	Pre-bid Package	Discuss Pre-bid requirements	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Verify pre-bid package needs

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Wk	MILESTONE	DESCRIPTION	ATTENDEES	ANTICIPATED OUTCOME
Wk 8 10-08-07 through 10-12-07	CONSTRUCTION DOCUMENTS
	Complete Design Development	Provide Design Development packages for final sign-off	Wareham Amyris Cole Project Mgmt DGA	Participants will have one week to review the documents and provide comments
	Deisgn Team Meeting	Design coordination meeting	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Weekly meeting
Wk 9 10-15-07 through 10-19-07	CONSTRUCTION DOCUMENTS
	Complete Design Development	Participants to provide comment for final sign-off on the detailed design	Wareham Amyris Cole Project Mgmt DGA	Sign-off for Design Development
	Design Team Meeting	Design coordination	Wareham Amyris Representative Cole Project Mgmt MEP Engineer	Weekly meeting
Wk 10 10-22-07 through 10-26-07	CONSTRUCTION DOCUMENTS
	Pre-bid Package	Submit pre-bid package for review and approval	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Participants will have one week to review and approve
	Design Team Meeting	Design coordination	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Weekly meeting
	Preliminary Cost Estimate	Review preliminary cost estimate	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Determine if Value Engineering is required
Wk 11 10-29-07 through 11-02-07	CONSTRUCTION DOCUMENTS
	Pre-bid Package	Submit the Pre-bid Package	DGA MEP Engineers
	90% Construction Documents	Present 90% Construction Documents	Wareham Amyris Cole Project Mgmt MEP Engineers	Participants will have one week to review and comment
	Design Team Meeting	Design coordination	Wareham Amyris Representative Cole Project Mgmt MEP Engineers	Weekly meeting
	Permit Submission	Submit to City for Review	Wareham DGA	4 week permit review
	Bid Package to GC’s	Submit Bid Package to GC’s	Wareham DGA	2 week bid duration for GC’s will have some allowances the will have to be leveled to select a GC, but it will allow construction to commence on week 13

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Wk	MILESTONE	DESCRIPTION	ATTENDEES	ANTICIPATED OUTCOME
Wk 12 11-05-07 through 11-09-07	CONSTRUCTION DOCUMENTS
	90% Construction Documents	Receive final comments	Wareham Amyris Cole Project Mgmt MEP Engineers	Design to incorporate final comments
	Final Documents	Design Team will submit final bid documents	Design Team
Wk 13-33 11-12-07 through 03-28-08	POST CONSTRUCTION DOCUMENTS
	Final Bid to Selected GC and outstanding trades	Submit 100% CD’s to selected General Contractor for final bidding of all remaining subcontractors	Wareham DGA	Final Pricing and Final Schedule submitted to Team on week 15
	Construction	Construction begins with pre-bid trades and as Permit Documents are being reviewed	Wareham DGA General Contractor Cole Project Mgmt Amyris	Anticipated 20 week construction starting on week 13 and ending on week 33
Wk 15 11-26-07 through 11-30-07	Construction
	Final Bids received for outstanding sub trades	All remaining subcontractors are released	Wareham DGA Cole Project Mgmt Amyris	Construction continues uninterrupted
	Permit	Receive permit from the City of Emeryville	Wareham DGA	Construction continues uninterrputed
Wk 32-34 03-31-08 through 04-11-08	Furniture and Commissioning
	Install Furn. And Commission equipment	Complete furniture installation and commission all equipment	Wareham DGA Cole Project Mgmt Amyris Furniture Dealer	Move In on week 35
Wk 35 04-14-08 through 04-18-08	Completion
	Project Complete	All work is complete and Amyris moves in	Wareham DGA Cole Project Mgmt Amyris Furniture Dealer	MOVE IN / Rent Commencement

************ Yellow shading denotes key milestones that need to be met to maintain schedule

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EXHIBIT C-1

LABORATORY RULES AND REGULATIONS

1.        Any laboratory equipment (glass and cage washers, sterilizers, centrifuges, etc.) being used during normal business hours must be properly insulated for noise to prevent interruption of other tenants’ business. Landlord reserves the right to request all equipment be insulated prior to occupancy. Should other tenants complain of noise, lab tenant will be responsible for abating any noise issues, at their sole cost.

2.        Any damages to property due to leaks from lab equipment will be the sole responsibility of the Tenant. Should damage occur in other Tenant spaces, any and all damages and clean up will be the responsibility of equipment owner (lab tenant).

3.        Animal activities are a recognized and necessary process in the biotech industry. It can only be conducted by lab tenants pursuant to all the requirements of their respective lease (including the “Use” clause) and requires specific, written approval by Landlord in advance. We also expect any animal operations to be conducted pursuant to all regulations, standards and best industry practices relating to them.

4.        The EmeryStation Campus is a mixed-use facility and lab tenants share space with office tenants. To reduce the potential interaction with office tenants and their employees and visitors with any biotech animal operations; animal testing performed; deliveries of animals and any equipment, foods, cleaners, etc. associated with animal activities must be coordinated through the Loading Dock after hours and with the cooperation of the building management and security personnel. Tenant should make every effort to handle any deliveries relating to animal activities outside of Building Standard Hours. The freight elevator must be used at all times, and delivery trucks should not be visible to the other tenants in the campus area. No cartons, containers or cardboard boxes bearing the nature of contents may be stored or left in common area spaces, to include any garage/freight areas. Feed bags, animal carriers, and any and all containers must be disposed of properly and with discretion.

5.        All exterior signage relating to laboratory operations (i.e., visible to common areas including corridors) must be kept to the minimum required by law. All signs must have Landlord’s approval prior to installation.

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EXHIBIT C-2

RULES AND REGULATIONS

1.        No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.        No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with, any window within the Premises which faces the street, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3.        Except as expressly otherwise permitted herein or in the Lease, no sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Project outside of the Premises or any part of the Premises which faces outward toward public portions of the Project, without the prior written consent of Landlord. For the avoidance of doubt, Landlord and Tenant agree that the restrictions in this Section 3 shall not apply to any portion of the Premises which is entirely inside the Premises. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.        Intentionally Omitted.

5.        No showcases or similar articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6.        The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7.        Intentionally Omitted.

8.        No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other service animals.

9.        Intentionally Omitted.

10.        Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those

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having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11.        Intentionally Omitted,

12.        No additional mail slots of any kind shall be placed upon any of the exterior doors of the Premises by Tenant. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13.        All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14.        Intentionally Omitted.

15.        Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16.        Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17.        Tenant’s contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18.        If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

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19.        The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20.        Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21.        Intentionally Omitted.

22.        There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23.        Tenant, Tenant’s agents, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24.        Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25.        Intentionally Omitted.

26.        Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27.        Tenant shall not operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens, toasters, toaster ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any commercial vending machine except by such persons and in such manner as are approved in advance in writing by Landlord.

28.        The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever (except as permitted by Section 27 above), or news or cigar stand, or a radio, television or recording studio, theatre or

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exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging or sleeping (provided Landlord acknowledges and agrees that the foregoing shall not be deemed to prohibit Tenant from producing chemical compounds and/or intermediaries as part of the ordinary course of research and development activities).

29.        Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such tenns as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law (provided Landlord shall provide Tenant with notice of each such floor load).

30.        Intentionally Omitted.

31.        Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project; and such parking shall be permitted for up to five (5) days to accommodate the business travel of an employee of Tenant, but otherwise any parking for longer than a 24-hour period shall require the consent of Landlord and in any case may not be longer than two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

32.        Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

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EXHIBIT D

BASE BUILDING DESCRIPTION

ARCHITECTURE

Summary: EmeryStation East is organized around a nearly 20,000 square foot landscaped urban garden. Stunning sculpture and fountains at the grand portal to this approximately 245,000 square-foot Class A science research building invites employees, visitors and the public to enjoy the verdant raised landscaped plaza. This central courtyard provides attractive views from the occupiable spaces in the building and an area of congregation and repose. It also provides a convenient pedestrian link from Hollis Street through EmeryStation East to EmeryStation 1 and the Amtrak Transit Center beyond.

The base building was designed by American Institute of Architects award-winning SmithGroup, which has particular expertise in quality lab design. The architecture is bright, translucent, high-tech and elegant–reflecting the sophistication of the functions inside the building. Window walls control the transparency where appropriate. Tenant’s may elect to install standard mini-blinds as part of their build-outs. Exterior lighting enhances the building’s architecture and landscaping at grade and the plaza level.

Wareham is delivering the base building shell with common areas, main lobby, elevators, stairways, bathrooms, landscaping and security already in place. This gives tenants maximum utility and the best economies in creating their workplaces, as well as allowing maximum speed in completing their tenant improvements.

Floor Plans: Floors ranging in size from 23,000 square feet up to over 65,000 square feet and three complete stair towers give both small and large tenants the maximum efficiency and flexibility in design and space planning. Predominant 32 foot by 32 foot bays provide the opportunity for 10 foot 8 inch lab bench modules in both directions. Each floor features amply-sized usable outdoor terraces that provide areas of congregation, meeting, eating or relaxation.

Parking: The project includes two levels of lighted, structured parking for tenants’ employees plus required accessible handicapped / van parking. The garage levels are exhausted both naturally and mechanically. Visitor parking is available as part of the overall EmeryStation campus: presently it is available both at the surface lot just north of the Amtrak Transit Center and well as at the Terraces Garage.

Main Lobby: Accessible via stone-clad monumental entry stairs at the grand portal off Hollis Street to the east and at the large, raised landscaped plaza off Peladeau Street to the west, the building’s main lobby is a two-story glass cube with elegant stone flooring, landscaping, monumental artwork and a security desk providing visitor information and controlling access to the core elevators.

Elevators: The four main project elevators are state-of-the-art “Gen2” machine-room-less (MRL) elevators. The central core includes three passenger elevators, each with 4,000 lb. capacity, 350 feet per minute speed and a 9’7” tall architecturally-designed custom cab. The central core also includes the building freight elevator with a 5,000 lb. capacity and its own vestibules on each tenant floor. All core elevators, including the freight elevator, serve the project’s two parking levels and the four occupiable floors above. In addition to the four core elevators, the project has two hydraulic shuttle elevators that provide tenant, visitor, public and ADA access from both Hollis and Peladeau Streets up to the landscaped plaza and main lobby level.

Bathrooms: Four complete bathrooms per floor (two each Mens’ and Womens’) with stone vanities and tile floors and accents.

Elevator Lobbies and Corridors: Finished as part of the base building on all multi-tenant floors.

Loading Dock: The base building includes a grade-level loading dock/area at the south end of the property. The loading dock accesses the freight elevator via the secure garage.

Interior Walls / Drywall: All core areas are drywalled and fire-taped as part of the base building. Drywall walls are fully finished in all finished areas such as bathrooms, main lobby, stair towers, garage areas, etc. Z-clips to allow easy connection of drywall at the exterior beams are already in place as part of the base building, as are stick pins in the underside of the roof slab to allow for easy installation of batt insulation.

Security: Card-reader-based security is distributed into garage and main doors at grade and to the plaza / lobby level. Exterior and garage areas feature security cameras reporting to the main lobby desk. Doors in the stair towers are prepped for future security hardware to allow tenants the opportunity to utilize the stairs as secure means of intra-floor travel in addition to the elevators. The elevators are pre-wired for security card readers as well. Tenants can extend off the main building system (at their cost) if they wish.

Landscaping: Wareham prides itself on the quality of its project’s landscaping, as evident in many of its surrounding buildings. The base building includes an extensive landscaped environment both at the elevated plaza garden and around the perimeter at grade. Certain of those planting areas at grade function as organic “bioswales” that filter stormwater before it is released into the public sewer system.

STRUCTURAL SYSTEM

Summary: The project features a state-of-the-art structural system designed by renowned engineering firm Rutherford and Chekene. It includes a large concrete mat foundation with two levels of reinforced concrete parking above and four levels of steel-framed occupiable space above the garage.

The reinforced concrete mat foundation system is designed to provide a rigid base that will limit foundation deflections and allow the building to maintain important stability on the site. The seismic-force-resisting system includes both buckling-restrained-braced (BRB) frames and moment frames. BRB frames are now being used in the design of new institutional-quality labs and hospitals such as those of the new UCSF Mission Bay campus. The building’s steel frame

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supports reinforced concrete floors on metal decking. The tenant spaces measure 16 feet from floor to floor.

The live load is generally 130 lbs. per square foot. The low vibration areas of the building have the added effect of having greater load carrying capabilities. Drawing S0.03 in the base building construction document set more fully and accurately describes the capacities of the various areas of the building.

Vibration: The building is designed to meet an overall vibration criteria of 8000 micro-inches per second velocity (MIPS). The base building also features special low-vibration areas such as those required by most major research institutions; these areas have been designed to limit walker-induced vibration to a stringent 2000 MIPS.

Rooftop Equipment Platform: A large galvanized steel platform has been provided on the rooftop for building MEP infrastructure needs. It is designed to allow for ease of layout of units and has capacity to support equipment such as air handling units, exhaust stacks, fans, switchgear, micro-turbines, cooling towers, etc.

MECHANICAL, ELECTRICAL AND PLUMBING SYSTEMS

Summary: Reliability, flexibility and energy efficiency are the basis of the building’s mechanical, electrical and plumbing systems design by Flack & Kurz. The generous 16 foot floor-to-floor heights provide area for the vital and complicated infrastructure needed in today’s labs.

HEATING, VENTILATION AND AIR CONDITIONING (HVAC)

Supply: The base building HVAC system includes six complete vertical shafts located along the building’s central spine for optimal flexibility and serviceability on each floor. Multiple shafts are provided to minimize duct lengths and sizes and allow additional flexibility for the tenants. Each shaft is accessible on each floor by a door which accesses an internal platform to allow easier addition of vertical extra ducts, pipes, etc. Each shaft has a galvanized supply duct inside which feed into a galvanized horizontal supply manifolds on the roof. This design allows tenants to “plug in” the correct amount of shared supply and exhaust units, sized to their needs, on the large, raised base building steel equipment platform at the roof to serve their specific needs.

The air conditioning system(s) for the tenant spaces are intended to include shared air handling units sized based on tenant-specific needs and with variable speed drives sized to provide cooling for:

Lighting at 1.5 watts per sq ft

People based on 100 sq ft per person

Equipment at 1.2 watts per sq ft (of heat output)

(There is capacity in the chilled water system to cool an additional 6.2 watts per square foot of equipment on average, as more fully discussed below.)

The combination of dedicated outside air system(s) and supplemental cooling and variable volume laboratory controls provided by the tenant is intended to use less energy than a

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traditional lab exhaust system and will provide a high level of reliability and flexibility for all tenants.

Chilled Water: The base building includes a piped distribution system to accommodate up to 950 tons of total cooling. Chilled water can run from the complete, enclosed base building chiller room down to four vertical risers (three risers serve all four floors and the fourth provides extra service to the larger top two floors). The chilled water design is intended to provide cooling for an additional 6.2 watts per square foot for biotech lab loads or equipment cooling on average. Cooling would be provided via fan coil units or chilled beams provided by the tenant. This approach allows tenants to add the cooling where needed. Energy is saved by providing additional cooling only where needed and minimizing the need for additional reheating. Like with the air side, the base building is designed to allow tenants to appropriately size their chilled water needs and to “plug in” the right chiller and chilled water pump capacity into the existing system. Piping and valves for tenant-supplied shared chillers and pumps are provided as part of the base building.

Cooling Towers: The base building features a main condenser water loop and pre-installed valves to allow for connection of the required pumps and as many as three cooling towers totaling at least 950 tons, depending on the specific needs of tenants, again in a “plug-in” scenario by each tenant. The cooling tower area is already architecturally screened as part of the base building.

Hot Water: As with chilled water, the base building has an enclosed boiler room where tenant-supplied pumps can push hot water down four separate risers (three risers serving all floors and a fourth providing additional service to the larger top two floors). The system was designed to handle at least 12 million BTU’s of hot water. Heating water created by the co-gen system will be available to supplement tenant-supplied boilers.

Exhaust: Each shaft on each floor is served by two independent stainless steel exhaust ducts that tie into stainless steel duct manifolds at the roof. As with supply, tenants will size the exhaust needed by their use and “plug in” the appropriate units and stacks on the roof platform, connecting to one of the base building exhaust manifolds.

VFDs: The supply, exhaust and chiller equipment to be added as tenant build-outs proceed and specific tenant needs are determined are intended to feature energy-efficient VFDs.

Controls: The base building features a computer-controlled Building Management System (BMS) backbone to which tenants will connect.

Specialty Exhaust and Piping: There is roof and shaft space negotiable for specialty systems that might be required by a tenant. As noted above, each shaft has an internal work platform inside of it, accessible by a man-door on each floor, to allow tenants to easily add specialty exhaust ducts or piping systems.

Rooftop Equipment Platform: As noted in the discussion regarding Structure, the project’s roof includes a very large steel dunnage support deck that provides room for contemplated HVAC and electrical equipment, leaving extra room negotiable for additional, special needs that tenants might have.

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For Ventilation and Exhaust air, the duct infrastructure has been sized for capacity of 0.85 cfm per USF, deemed adequate by the building engineers to provide the greater of: a) six foot fume hoods at a density of one hood per 1,075 USF, and b) 6 air changes per hour in all lab spaces. Office ventilation rates of 20 cfm per person can be accommodated. The assumption was for no more than 60/40 lab/office mix. Necessary supply and exhaust units will be sized and supplied by tenants. It is possible that any one tenant may only need “a part” of a fan, etc., in which case Landlord is willing to consider “buying” the excess capacity at the direct cost of the purchased unit to make this capacity available for other tenants. The sizing of the Emergency generator assumes fume hoods and fans are connected thereto.

For Cooling, base building infrastructure assumes averaging as much as one ton per 275 USF to cool 6 watts per USF. The chilled water piping can meet the need for up to 0.0017 gpm per USF within a tenant space. Chiller/chiller pump and cooling tower/cooling tower pump sizing and purchase to by be tenants. Landlord may participate in the “right-sizing” of this sort of equipment purchases as was discussed above with supply and exhaust fans.

PLUMBING

Water: Water service has been secured from EBMUD as part of the base building. Potable domestic cold water and hot water are provided to all the toilet rooms and to the janitor closets. Additionally, the base building features four separate domestic cold water risers (two on each end of the building) available for tenant use. Tenants will meet their own identified domestic and industrial hot water needs as part of their build-outs (other than at existing base building bathrooms, where Landlord has provided the hot water heater). There is a capped water connection each floor for tenants to share. Each tenant shall be entitles to its pro-rata share of the total building supply. Earlier tenants must leave valve connections for future tenants.

Waste: Sewer connection and capacity has been secured from EBMUD as part of the base building. Sanitary waste and vent lines are provided at multiple locations for tie-in by the tenants. There are four 3” capped connections serving each floor on the north side of the building and two such connections serving each floor on the south side.

Natural Gas: The base building has secured natural gas services from PG&E. There are two taps in a horizontal line just below the first floor (accessible from the garage) where tenants can tap if they wish to bring natural gas to their premises. These taps are sized to allow service of 7 inches / one-half psi. Each floor has a stub; earlier tenants must leave a stub for future tenants. Tenants may have their pro-rata share of the total 1200 CFH supply to the building.

Specialty Piping: Air, vacuum and/or specialty gas systems are to be determined per specific tenant need as part of the tenant improvement design. However, as noted above, provisions have been made in the shafts for specialty piping risers if needed, and there is extra room on the roof and in the lower garage levels for tenant specialty equipment needs (as negotiated).

FIRE PROTECTION

Sprinklers: Fire water service has been secured from EBMUD as part of the base building. The base building features a fire pump on emergency power serving two main vertical risers and full horizontal line distribution to provide shell coverage. The system has been designed for

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“ordinary hazard” levels appropriate to a lab building; the base building upturned heads provide the necessary code shell coverage. The concrete on metal slab floors provide two-hour fire rating between floors.

Life Safety System: The base building includes the backbone (in two risers) for an addressable fire/strobe/annunciation system. Each riser has a terminal cabinet on each of the four occupiable floors at which tenants can connect. The base building includes devices at all completed areas such as bathrooms, lobby, garage, etc.

ELECTRICAL

Main PG&E Services: Two 4000 amp services from PG&E have been secured as part of the base building. These provide 277/480 3-phase power. In addition to these, the base building has a 1,000 KW gas-fired electrical co-generation system, more fully described below. The PG&E services have been sized to allow for tenant capacities as follows:

Lighting:	1.5 watts per USF
Office power and receptacles	3.5 watts per USF
Lab equipment power	12 watts per USF

All main electrical switchgear is provided as part of the base building, as are two 2000 amp /480V tapable bus risers that run up vertically on each side of the building. Each riser has an enclosed and ventilated electrical room on each of the four occupiable floors (i.e., two electrical rooms per floor). Each electrical room includes a 600 amp / 480V distribution board with space for multiple tenant service breakers where tenants can tap in to run power to their specific suites and step down the 277/480V 3-phase power if and as needed. Tenants will install E-Mon D-Mon measuring devices at this point, connected to the BMS system, to allow the energy usage inside their specific suites to be accurately measured and billed.

Grounding: There are two risers for electrical grounding and two risers for telecom grounding available on each floor.

Emergency Power: A 1250 KW standby diesel emergency generator and two vertical emergency power rises running up the building are provided as part of the base building to support building life safety and essential exhaust loads. This diesel emergency generator has been oversized to allow Landlord the ability to offer certain amounts of emergency power to tenants on a separately-negotiable basis. The co-generation system (more fully described below), provides a possible additional source of non-grid-based power to tenants in the building during times when the PG&E power grid might be interrupted.

Co-Gen: The base building will be supported by a co-generation system consisting of four 250 KW natural gas-fired engine generators. The co-gen system will reduce the reliance on the utility company and can allow for certain tenant operations while utility power is unavailable, as separately negotiated. The two PG&E services described above have been sized as if the co-gen system is not present, so the co-gen capacity represents redundancy based on the design assumptions. The co-gen also provides the opportunity for power cost savings relative to the municipal utility provider. The heat generated by the engines will be captured and used to

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provide hot water for the buildings heating water needs. Excess may be available for tenants’ industrial hot water needs.

Lighting: The lighting systems chosen for the base building utilize high-efficiency lamping and ballast to maximize energy efficiency and lamp life. The lighting design provides dramatic accent lighting while keeping the light levels to a minimum. Again, lighting is kept efficient yet effective. Base building includes lighting in all completed areas such as bathrooms, main lobby, garage, etc.

In Amyris’ case, each floor of the Initial Premises (i.e., the north side of Floors 1 and 2) capture the entirety of one base building electrical closet. Each such closet contains:

1)	a lighting panel with 1.5 watts per USF for Tenant lighting at 277/480 volts (the south wing closets are the same)

2)	a distribution panel with 12 watts per USF at 600 amps at 277/480 volts, 3-phase 4-wire (the south wing closets are at 400 amps)

3)

a transformer providing 2.4 watts per USF at 120/208 3-phase 4-wire feeding 42 pole panels (the south wing closets are the same), which feed receptacles in the base building bathrooms but in balance are available.

TELECOM

Telecommunication riser closets stack vertically and are centrally positioned at two locations on each tenant floor. Each closet provides a clear route to the main telco room located in the first garage level (the MPOE). The MPOE has access to phone, cable and fiber services of several different providers. The riser closets are designed to maximize tenant cabling space and provide future flexibility for the fiber and cabling needs for the building tenants.

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RIDER 1

COMMENCEMENT DATE AGREEMENT

ES EAST ASSOCIATES, LLC, a California limited liability company (“Landlord”), and                          (“Tenant”), have entered into a certain Lease dated as of             , 2007 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The Commencement Date (as defined in the Lease) of the Lease is                 .

3. The Expiration Date (as defined in the Lease) of the Lease is                     .

4. Tenant hereby confirms the following:

(a) That it has accepted possession of the premises pursuant to the terms of the Lease;

(b) That the Landlord Work is Substantially Complete; and

(c) That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:
ES EAST ASSOCIATES, LLC, a California limited liability company

By:	By:
Its:	Richard K. Robbins
Managing Member

Date:

RIDER 2

FORM OF LETTER OF CREDIT

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

BENEFICIARY:

ES EAST ASSOCIATES, LLC

1120 NYE STREET, SUITE 400

SAN RAFAEL, CA 94901

AS “LANDLORD”

APPLICANT:

AMYRIS BIOTECHNOLOGIES, INC.

5980 HORTON STREET, SUITE 450

EMERYVILLE, CA 94608

AS “TENANT”

AMOUNT:	USS735,893.31 (SEVEN HUNDRED THIRTY-FIVE THOUSAND EIGHT HUNDRED NINETY-THREE AND 31/100 U.S. DOLLARS)

EXPIRATION DATE:	, 2008

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.
3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:
(A.)

“THE UNDERSIGNED, AS LANDLORD UNDER THE LEASE BETWEEN ES EAST ASSOCIATES, LLC AS LANDLORD AND AMYRIS BIOTECHNOLOGIES, INC. AS TENANT (AS THE SAME MAY BE AMENDED OR ASSIGNED FROM TIME TO TIME) HAS THE RIGHT TO DRAW UPON SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              UPON THE TERMS OF THE LEASE OR THE TENANT HAS FILED A PETITION OF BANKRUPTCY.”

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

1

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO AUTHORITY, DUTY, DISCRETION OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO TIIE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACII FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE, BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND JULY 21, 2018, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE ONLY UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

2

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT’ OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER AND OUR OBLIGATION TO EFFECI”THE TRANSFER OF THIS LETTER OF CREDIT IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OR ACTUAL PAYMENT OF OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, REGARDLESS OF WHETHER THE APPLICANT DISPUTES ANY SUCH PRESENTATION.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

3

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL, CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”).

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

4

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:		REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20__”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT.
2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.
3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY
4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5.	U.S DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMB ER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT AS YOU WOULD A CHECK.

IF YOU NEED FURTI IER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

5

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                     , 20__

EXHIBIT “B”

DATE

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE(S)	DATE

6

THIS IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: AMYRIS BIOTECHNOLOGIES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20__

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

_________________________________
(NAME OF BANK)

_________________________________
(ADDRESS OF BANK)

_________________________________
(CITY, STATE, ZIP CODE)

_________________________________
(AUTHORIZED SIGNATURE)

_________________________________
(PRINTED NAME AND TITLE)

_________________________________
(TELEPHONE NUMBER)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: AMYRIS BIOTECHNOLOGIES, INC.

CLIENT’S SIGNATURE (S)	DATE

7

SCHEDULE 1 to Lease

SUMMARY OF EXISTING TENANTS RIGHTS TO AVAILABLE PREMISES

NONE